Exhibit 10.1

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

FOCUS FINANCIAL PARTNERS, LLC

DATED AS OF JULY 30, 2018

THE LIMITED LIABILITY COMPANY INTERESTS IN FOCUS FINANCIAL PARTNERS, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FOURTH AMENDED AND RESTATED OPERATING AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND ANY HOLDER OF SUCH INTERESTS.

i

ii

Exhibits:

Exhibit A – Form of Exchange Notice

Exhibit B – Form of Section 83(b) Election

Exhibit C – Registration Rights Agreement

iii

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

FOCUS FINANCIAL PARTNERS, LLC

This FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of FOCUS FINANCIAL PARTNERS, LLC, a Delaware limited liability company (the “Company”), is entered into as of July 30, 2018, by the parties (the “Members”) listed on the schedule of Members maintained by the Company, including those who join this Agreement after such date (the “Members Schedule”) in accordance with the Delaware Limited Liability Company Act, 6 De. C., 18-101, et seq., as amended from time to time (the “Act”).

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware and is currently governed by the Third Amended and Restated Operating Agreement of the Company, dated as of July 3, 2017 (the “Existing LLC Agreement”), as amended pursuant to Amendment No. 1 to the Existing LLC Agreement (the “Amendment”);

WHEREAS, pursuant to the terms of the Amendment, the Members are consummating the reorganization of the Company and are taking other actions contemplated by the Amendment (collectively, the “Reorganization”);

WHEREAS, in connection with the Reorganization, Focus Financial Partners Inc., a Delaware corporation (“PubCo”), is issuing shares of Class A Common Stock to the public in the initial underwritten Registered Offering of shares of its stock (the “IPO”), using a portion of the net proceeds received by it from the IPO to purchase Units (as defined below) from certain former and current Members and contributing a portion of such proceeds to the Company in exchange for additional Units;

WHEREAS, in connection with the Reorganization, PubCo is acquiring Units formerly held by current and former Members in certain mergers and exchanges in exchange for Class A Common Stock, non-compensatory options and cash;

WHEREAS, in connection with the Reorganization, PubCo is issuing shares of its Class B Common Stock to certain of the Members;

WHEREAS, PubCo will be the sole managing Member of the Company (in its capacity as managing Member, the “Managing Member”);

WHEREAS, each Member (other than PubCo) will, subject to the terms and limitations described herein, have the right to exchange all or a portion of its vested Units for shares of Class A Common Stock; and

WHEREAS, upon consummation of the IPO, this Agreement automatically amends and restates the Existing LLC Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“1.721-2(f) Option” means an option (as defined in Treasury Regulations Section 1.721-2(g)(1)) issued by a partnership, other than an option issued in connection with the performance of services, as more specifically defined in Treasury Regulations Section 1.721-2(f).

“Act” is defined in the preamble to this Agreement.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” is defined in Section 1011 of the Code.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Allocation Period, with the following adjustments:

(a)                                 credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and

(b)                                 debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, no investment fund or other investment vehicle investing third party capital with respect to which the Company or any

Subsidiary acts as investment adviser, sub-adviser, general partner or in a similar role shall be deemed an Affiliate of the Company or any Subsidiary.

“Agreement” is defined in the preamble to this Agreement.

“Allocation Period” means the period (a) commencing on the date hereof or, for any Allocation Period other than the first Allocation Period, the day following the end of a prior Allocation Period and (b) ending (i) on the last day of each Fiscal Year; (ii) the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(v) of the definition of Book Value occurs; (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b)(iv) of the definition of Book Value occurs or (iv) on any other date determined by the Managing Member.

“Amendment” is defined in the preamble to this Agreement.

“Applicable Percentage” means, for any Exchange Date, the percentage set forth opposite such Exchange Date in Section 3.6(e)(iii).

“Assumed Tax Liability” means, for any Fiscal Year or other taxable period, solely with respect to any taxable periods or portions thereof from and after the date hereof, an amount equal to the product of (a) the U.S. federal taxable income of the Company for such Fiscal Year or other taxable period, multiplied by (b) the Assumed Tax Rate.  The Managing Member shall determine the Assumed Tax Liability in its sole discretion using such assumptions and estimated amounts and other information as the Managing Member deems necessary.  For the avoidance of doubt, the calculation of the Assumed Tax Liability shall not take into account any adjustments by reason of Section 743(b) of the Code.

“Assumed Tax Rate” means 50% or such other rate, no lower than the highest combined rate of income tax then applicable to an individual resident in New York, New York, as the Managing Member may in its sole discretion, exercised in Good Faith, determine to be appropriate, taking into account the character of the income earned and any changes in the U.S. federal, state or local tax rates applicable to individuals resident in New York, New York.

“beneficially own” and “beneficial owner” are be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Blackout Period” means any time period during which (i) directors, officers, or employees of PubCo or its Subsidiaries, or principals of management companies that oversee the operations of any such Subsidiaries, are not permitted to trade securities of PubCo under PubCo’s insider trading policy or (ii) PubCo is in possession of material non-public information and has determined in Good Faith that the disclosure of such information would not be in the best interests of PubCo.

“Book Value” means, with respect to any asset of the Company, such asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a)                                 the initial Book Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)                                 the Book Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company (including as a result of a conversion of Incentive Units to Common Units pursuant to Section 3.6(c)(i)) or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a 1.721-2(f) Option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Book Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any 1.721-2(f) Options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c)                                  the Book Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)                                 the Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 4.2(h); provided, however, that the Book Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)                                  if the Book Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Book Value, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Call Right” is defined in Section 3.7.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 3.4.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Book Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member shall include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Amount” means, with respect to any Cash Election for any Exchange or Standing Instructions Purchase, (i) in the event of any Standing Instructions Purchase, an amount of cash equal to the number of Common Units being purchased in such Standing Instructions Purchase, multiplied by the Net Share Price in the Demand Offering or Company Offering in which PubCo issued shares of Class A Common Stock to fund such purchase, (ii) in the event of any Cash Election funded by any Registered Offering, an amount of cash equal to the number of Common Units being purchased, multiplied  by the Net Share Price in such Registered Offering, and (iii) with respect to any other Cash Election, an amount of cash equal to the number of Common Units being purchased, multiplied by the Class A Closing Price for the last trading day before the Exchange Date for such Exchange.

“Cash Election” means an election by the Company to redeem Units for cash pursuant to Section 3.6(d) or an election by PubCo to purchase Units for cash pursuant to an exercise of its Call Right set forth in Section 3.7.

“Change of Control” means, with respect to any Person, the occurrence of any of the following events or series of related events after the date hereof:

(a)                                 any Person, or group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, is or becomes the beneficial owner, directly or indirectly, of securities of such prior Person representing more than 50% of the combined voting power of such Person’s then outstanding voting securities;

(b)                                 there is consummated a merger or consolidation of such Person with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of such Person immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(c)                                  the equity holders of such Person approve a plan of complete liquidation or dissolution of such Person or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by such Person of all or substantially all of such Person’s assets, other than such sale or other disposition by such Person of all or substantially all of such Person’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by equity holders of such Person in substantially the same proportions as their ownership of such Person immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting power of such Person immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the voting power of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of such Person immediately following such transaction or series of transactions.

“Change of Control Exchange Date” is defined in Section 3.8.

“Class A Closing Price” means, with respect to any date of determination, (i) the closing price of a share of Class A Common Stock on such date or, if such date is not a trading day, on the most recent trading day, as reported on bloomberg.com, or (ii) in the event the shares of Class A Common Stock are not then publicly traded, the Fair Market Value of a share of Class A Common Stock, as reasonably determined by PubCo in Good Faith, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Class A Common Stock” means, as applicable, (i) the Class A Common Stock, par value $0.01 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for shares of Class A Common Stock or into which shares of Class A Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means, as applicable, (i) the Class B Common Stock, par value $0.01 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for shares of Class B Common Stock or into which shares of Class B Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” is defined in Section 3.1(a).

“Company” is defined in the preamble to this Agreement.

“Company Level Taxes” means any federal, state, or local taxes, additions to tax, penalties, and interest payable by the Company or any Subsidiary as a result of any examination of the Company’s or any Subsidiary’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Representative” has, with respect to taxable periods beginning after December 31, 2017, the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder and, with respect to taxable periods beginning on or before December 31, 2017, the meaning assigned to the term “tax matters partner” as defined in Code Section 6231(a)(7) prior to its amendment by Title XI of the Bipartisan Budget Act of 2015, in each case as appointed pursuant to Section 9.4(a).

“Compensatory Unit” means a Unit that is described in Proposed Treasury Regulations Section 1.721-1(b)(3) or any successor provision.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Covered Person” means, as of any time of determination: (i) a then-current or former Member; (ii) an Affiliate of a then-current or former Member; (iii) any then-current or former officer, manager, director, trustee, trust, stockholder, partner, member, employee, advisor, representative or agent of a current or former Member or any of their respective Affiliates;  (iv) any then-current or former officer or employee of the Company or any Subsidiary; and (v) the Company Representative.

“Debt Securities” means, with respect to PubCo, any debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“Demand Offering” is defined in Section 2.2.1 of the Registration Rights Agreement.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the

U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Allocation Period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing Member.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Discount” is defined in Section 3.6(i).

“Equity Securities” means with respect to any corporation, partnership, limited liability company or similar Person, any and all shares, units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person, as well as debt or equity instruments convertible, exchangeable or exercisable into any such shares, units, interests, rights or other ownership interests.

“Excess Tax Amount” is defined in Section 9.5(b).

“Exchange” means any exchange of Common Units (including Common Units received as a result of the conversion of Incentive Units into Common Units) into shares of Class A Common Stock pursuant to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Exchange Date” means a Regular Exchange Date or a Special Exchange Date.

“Exchange Notice” is defined in Section 3.6(b).

“Exchange Notice Date” means, with respect to (a) each Regular Exchange Date, the date that is fifteen (15) days prior to such Exchange Date, provided that if such date falls on a day that is not a Business Day, the Exchange Notice Date shall be the next Business Day, and (b) each Special Exchange Date, such Special Exchange Date (in connection with any Registered Offering) or such other Business Day prior to such Special Exchange Date as specified by the Managing Member in a notice delivered by the Company to the Members prior to such Special Exchange Date.

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required.

The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“Fund Indemnitors” is defined in Section 6.4(h)(i).

“GAAP” means U.S. generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross IPO Price” means, with respect to any Registered Offering, the price to the public per share of Class A Common Stock in such Registered Offering.

“Hurdle Amount” is defined in Section 3.1(a).

“Incentive Units” is defined in Section 3.1(a).

“Indemnifiable Losses” is defined in Section 6.4(c).

“Initial Shares” means the shares of Class A Common Stock outstanding immediately after the IPO.

“Initial Units” means the Units outstanding immediately after the closing of the IPO.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“IPO” is defined in the recitals to this Agreement.

“IPO Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the date hereof after giving effect to the Reorganization, the IPO and any related transactions, the amount of which will be set forth by the Company on the Members Schedule within 180 days after the effectiveness of this Agreement.

“IPO TRAs” means the Tax Receivable Agreements, dated as of the date hereof, by and among PubCo and certain current and former Members or Affiliates thereof, as the same may be amended, supplemented or restated from time to time.

“IU Conversion Ratio” means, with respect to any number of Incentive Units being converted (a) on any Special Exchange Date in connection with any Registered Offering, (i) the Gross Share Price in such Registered Offering multiplied by such number of Incentive Units, minus the sum of all Hurdle Amounts of such Incentive Units, divided by (ii) such Gross Share Price, and

(b) on any other Exchange Date, (i) the Class A Closing Price as of the first trading day after the Exchange Notice Date preceding such Exchange Date multiplied by such number of Incentive Units, minus the sum of all Hurdle Amounts of such Incentive Units, divided by (ii) such the Class A Closing Price.

“KKR Entities” means, KKR Freya Aggregator L.P., its Affiliates who hold Initial Units or Initial Shares, and any Permitted Transferee to whom the foregoing entities Transfer Initial Units or Initial Shares in a Permitted Transfer.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” is defined in Section 10.1.

“Lock-Up Period” means the period of 180 days commencing with the pricing of the IPO.

“Managing Member” is defined in the recitals to this Agreement.

“Member” is defined in the preamble to this Agreement.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Members Schedule” is defined in the preamble to this Agreement.

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Net Share Price” means, with respect to any Registered Offering, the Gross Share Price, less the underwriting discount per share of Class A Common Stock, in such Registered Offering.

“Non-Private Equity Offering” is defined in Section 2.3(a) of the Registration Rights Agreement.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with Section 6.2.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax Law).

“Permitted Transfer” is defined in Section 8.1(b).

“Permitted Transferee” means any Person that is not (i) a national or global financial institution or insurance company or a regional bank that in each case derives at least 30% of its revenues from wealth management services or the sale of proprietary financial products (which for the avoidance of doubt, excludes life insurance and annuities), (ii) an independent broker-dealer, (iii) a platform for or aggregator of registered investment advisers or broker-dealer teams, or (iv) a holding company or acquisition vehicle of any entity described in the foregoing clauses (i) — (iii).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Piggyback Registration” is defined in Section 2.3(c) of the Registration Rights Agreement.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Post-IPO TRA” means any tax receivable agreement (or comparable agreement), other than the IPO TRAs, entered into by PubCo or any of its Subsidiaries pursuant to which PubCo is obligated to pay over amounts with respect to tax benefits resulting from any tax attributes to which PubCo becomes entitled.

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)                                 any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)                                 any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)                                  in the event the Book Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Book Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the Company asset) or an item of loss (if the adjustment decreases the Book Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.2, be taken into account for purposes of computing Profits or Losses;

(d)                                 gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value;

(e)                                  in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f)                                   to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)                                  any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 4.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 4.2 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Profits Interest” means an interest in the Company that is classified as a partnership profits interest within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable Law).

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the recitals to this Agreement.

“PubCo Approved Change of Control” means any Change of Control of PubCo that meets the following conditions:  (i) such Change of Control was approved by the board of directors of PubCo prior to such Change of Control, (ii) such Change of Control results in an early termination of and acceleration of payments under the IPO TRAs, (iii) the terms of such Change of Control provide for the consideration for the Units in such Change of Control to consist solely of (A) freely and immediately tradeable common equity securities of an issuer listed on a national securities exchange and/or (B) cash, and (iv) if such consideration includes common equity, the market value of the outstanding common equity held by non-affiliates of such issuer is at least twice as large as the market value of all of the outstanding common equity of PubCo, in each case on a fully-diluted basis immediately before the public announcement of such Change of Control.

“PubCo Common Stock” means all classes and series of common stock of PubCo, including the Class A Common Stock and Class B Common Stock.

“PubCo Offer” is defined in Section 3.9.

“PubCo Tax-Related Liabilities” with respect to a Fiscal Year or other taxable period means (a) any U.S. federal, state and local and non-U.S. tax obligations (including any Company Level Taxes for which PubCo is liable hereunder) owed by PubCo with respect to such Fiscal Year or other taxable period (other than any obligations to remit any withholdings withheld from payments to third parties) and (b) any obligations under the IPO TRAs and any Post-IPO TRA payable by PubCo during such Fiscal Year or other taxable period.

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.2(e)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

“Record Date” means, with respect to any distribution pursuant to Article V, the Business Day specified by the Managing Member for purposes of determining the outstanding Units entitled to participate in such distribution.

“Registered Offering” means any Demand Offering, Non-Private Equity Offering, and Piggyback Registration.

“Registration Rights Agreement” means the Registration Rights Agreement attached as Exhibit C.

“Regular Exchange Date” means a date within each fiscal quarter of PubCo specified by the Managing Member by notice to the Members from time to time, commencing with the first such date after the expiration of the Lock-Up Period, and which date is intended to be specified so that the preceding Exchange Notice Date does not fall within a Blackout Period, provided that (a) the Managing Member may move or modify any such previously announced date or dates upon at least thirty (30) days prior notice to the Members, and (b) if any such date falls (i) on a date that is not a Business Day, the Regular Exchange Date shall be the next Business Day or (ii) on a date such that the preceding Exchange Notice Date is within a Blackout Period, the Regular Exchange

Date shall be moved such that the preceding Exchange Notice Date shall be the first Business Day after such Blackout Period.

“Regulatory Allocations” is defined in Section 4.2(i).

“Reorganization” is defined in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Special Block Trade” means any sale of shares of Class A Common Stock issued in an Exchange for an aggregate purchase price of at least $25,000,000 in a “bought deal” or “overnight offering” during any period for which a Registration Suspension (as defined in the Registration Rights Agreement) is in effect or any period after the Shelf Eligibility Date for which a Shelf Registration Statement (both as defined in the Registration Statement) is not in effect.

“Special Exchange Date” means a Business Day that the Managing Member (i) shall specify in connection with a Registered Offering, Special Block Trade or Change of Control of PubCo in lieu of or in addition to any Regular Exchange Date, provided that in connection with each Registered Offering such date shall be the date of such Registered Offering, or (ii) may specify in connection with any other securities offering or transaction in lieu of the Regular Exchange Date for the fiscal quarter during which such securities offering or transaction occurs.

“Standing Instructions” is defined in Section 2.1(d) of the Registration Rights Agreement.

“Standing Instructions Purchase” means any purchase by the Company of vested Common Units (including those issued upon conversion of vested Incentive Units) in connection with any Registered Offering pursuant to Standing Instructions.

“Subsidiary” means, with respect to the Company or any Person, any other Person with respect to which the Company, such specified Person, or any other Subsidiary (as herein defined) directly or indirectly owns at the time of determination more than (i) fifty percent (50%)  of the outstanding voting shares or interests of such Person other than directors’ qualifying shares, or (ii) if no Person owns more than fifty percent (50%) of the outstanding voting shares or interests of such Person, twenty-five percent (25%) of the outstanding voting shares or interests of such Person other than directors’ qualifying shares.

“Tax Distribution Date” means, with respect to each Fiscal Year, (a) any date that is two Business Days prior to the due date for U.S. federal income tax returns of corporate calendar year taxpayers without regard to extensions and (b) any date that is two Business Days prior to the due date for U.S. federal income tax returns of corporate calendar year taxpayers taking into account extensions.

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or otherwise dispose of; provided, however, that any pledge of Units shall constitute a Transfer of such Units only upon any foreclosure by the pledgee on such Units.  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Trident Entities” means Trident FFP LP, its Affiliates who hold Initial Units or Initial Shares, and any Permitted Transferee to whom the foregoing entities Transfer Initial Units or Initial Shares in a Permitted Transfer.

“Units” means Common Units and Incentive Units and any Equity Securities of the Company issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Winding-Up Member” is defined in Section 10.3(a).

Section 1.2                                    Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;

(b)                                 all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c)                                  all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d)                                 when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e)                                  whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f)                                   “or” is not exclusive;

(g)                                  pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h)                                 the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1                                    Formation. The Company was formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2                                    Filing. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

Section 2.3                                    Name. The name of the Company is “Focus Financial Partners, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4                                    Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other qualified Person as the Managing Member may designate from time to time and its business address.

Section 2.5                                    Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6                                    Qualification in Other Jurisdictions.  The Managing Member shall cause the Company to be registered or qualified under its own name or under an assumed or fictitious name pursuant to a foreign limited liability company statute or similar laws in any jurisdictions in which the Company owns property or transacts business if such registration or qualification is necessary to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business in such jurisdiction.

Section 2.7                                    Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.8                                    Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.

Section 2.9                                    Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and state and applicable non-U.S. income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.9.

Section 2.10                             Effectiveness.  This Agreement became effective on the date stated in the preamble to this Agreement, which is the date of consummation of the IPO.  In accordance with the terms of the Amendment, this Agreement automatically amended and restated the Existing LLC Agreement without further action by any Member.

Section 2.11                             Registration Rights.  Each Member shall have the registration rights, and the Company and each Member shall have the obligations, set forth in the Registration Rights Agreement, which is an integral part of this Agreement.

Section 2.12                             Limited Liability.  The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or any other written agreement to which it is a party or as required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

ARTICLE III

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1                                    Authorized Units; Issuance of Units.

(a)                                 Each Member’s ownership interest in the Company shall be represented by Units. The Managing Member shall have the right to authorize and cause the Company to issue (A) an unlimited number of Common Units (the “Common Units”) and (B) an unlimited number of Incentive Units (the “Incentive Units”).  The number and type of Units issued to each Member shall be set forth opposite such Member’s name on the Members Schedule.  The Common Units and Incentive Units may be subject to vesting as set forth in any agreement governing their issuance.  Each Incentive Unit shall be subject to a hurdle amount (the “Hurdle Amount”).  The Hurdle Amount of any Incentive Unit shall be: (i) as of the date hereof with respect to each outstanding Incentive Unit, as set forth on the Members Schedule, (ii) with respect to each subsequently issued Incentive Unit that is intended to constitute a Profits Interest for U.S. federal income tax purposes, an amount not less than the Class A Closing Price on the last trading day before the date of issuance or such higher amount determined by the Managing Member to the extent necessary to cause such Incentive Unit to constitute a Profits Interest, as set forth on the Members Schedule, and (iii) with respect to each subsequently issued Incentive Unit that is not intended to constitute a Profits Interest, the amount as determined by the Managing Member.  Each subsequently issued Incentive Unit that is intended to constitute a Profits Interest shall have an initial Capital Account at the time of its issuance equal to zero dollars ($0.00).  With respect to any Incentive Unit that the Company does not intend to constitute a Profits Interest, (A) such Incentive Unit will constitute a Compensatory Unit, (B) the grant (or vesting) of such Incentive Unit will be taxable to the recipient thereof in accordance with Code Section 83, and (C) the Capital Account associated with each such Incentive Unit at the time of issuance shall be as provided in Section 3.4(a)(iii).

(b)                                 Subject to the terms and conditions of this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue additional Units or other Equity Securities of the Company on such terms (including price) as may be determined by the Managing Member. The Company shall not issue Equity Securities of the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. The Managing Member shall amend the Members Schedule to reflect such additional issuances.

(c)                                  None of the Units shall be represented by certificates. All existing certificates representing outstanding Units shall be cancelled, and their holders shall promptly surrender them to the Company. If the Managing Member determines that it is in the interest of the Company to issue certificates representing Units, the Managing Member shall issue such certificates, and this Agreement shall be deemed amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code.

(d)                                 A Unit shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code.  The laws of the State of Delaware shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Units.

Section 3.2                                    Issuance of Units to PubCo after the IPO.

(a)                                 Any time PubCo issues a share of Class A Common Stock or any other Equity Security of PubCo (other than shares of Class B Common Stock), (i) the Company shall concurrently issue to PubCo one Common Unit (if PubCo issues a share of Class A Common Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Common Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo, and (ii) PubCo shall concurrently transfer to the Company the net proceeds (in cash or property, as the case may be), if any, received by it for such share of Class A Common Stock or other Equity Security.  Any time the Company issues a Common Unit (other than any Common Unit subject to vesting and Common Units issued upon conversion of Incentive Units in connection with an Exchange), PubCo shall concurrently issue one share of Class B Common Stock to the holder of such Common Unit.  Promptly upon vesting of an unvested Common Unit, PubCo shall issue one share of Class B Common Stock to the holder of such Common Unit.  PubCo shall not issue any shares of Class B Common Stock to any Person other than holders of vested Common Units, and the number of outstanding shares of Class B Common Stock held by any Person shall at all times be equal to the number of outstanding vested Common Units held by such Person.

(b)                                 Notwithstanding Section 3.2(a):

(i)                                     if PubCo issues any shares of Class A Common Stock in order to purchase or fund the purchase from a Member of a number of Common Units (and, if applicable, shares of Class B Common Stock) equal to the number of shares of Class A Common Stock so issued, then the Company shall not issue any new Units in connection therewith, PubCo shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred to such Member as consideration for such purchase;

(ii)                                  Section 3.2(a) shall not apply to the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan, and upon any exchange of Common Units for Class A Common Stock, such Class A Common Stock shall be issued together with a corresponding right under such plan; and

(iii)                               Section 3.2(a) shall not apply to the issuance under PubCo’s employee benefit plans or in connection with the IPO of any warrants, options, other rights to acquire shares of capital stock of PubCo or rights or property that may be converted into or settled in shares of capital stock of PubCo, but shall in each of the foregoing cases apply to the issuance of shares of capital stock of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

(c)                                  Except pursuant to Section 3.2(h) or Section 3.6, the Company shall not issue any additional Common Units to PubCo or any of its Subsidiaries unless concurrently PubCo or such Subsidiary issues or sells to another Person an equal number of shares of Class A Common Stock. The Company shall not issue any Incentive Units to PubCo or any of its Subsidiaries. The Company shall not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless concurrently PubCo or such Subsidiary issues or sells to another Person an equal number of shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(d)                                 Neither PubCo nor any of its Subsidiaries shall redeem, repurchase or otherwise acquire (i) any shares of Class A Common Stock (including upon forfeiture of any unvested shares of Class A Common Stock), unless concurrently the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Common Units for the same price per security or (ii) any other Equity Securities of PubCo (other than shares of Class B Common Stock in an Exchange), unless concurrently the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company shall not redeem, repurchase or otherwise acquire (A) except pursuant to Section 3.2(h) or Section 3.6, any Common Units from PubCo or any of its Subsidiaries unless concurrently PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless concurrently PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(e)                                  The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of (i) the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to the Incentive Units and any other exchangeable or convertible securities, and (ii) except as otherwise expressly provided herein, the outstanding Incentive Units.  Unless in connection with actions taken pursuant to Section 3.2(g), PubCo shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to the Incentive Units and any other exchangeable or convertible securities.

(f)                                   If at any time PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, PubCo or such Subsidiary shall transfer to the Company (in a manner to be determined by the Managing Member in Good Faith to preserve the intended economic effect of this Section 3.2 and the other provisions hereof) the proceeds received by PubCo or such Subsidiary in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.  In the event any Equity Security outstanding at PubCo is exchanged or exercised for or converted into shares of Class A Common Stock or other Equity Securities of PubCo, (i) the corresponding Equity Security outstanding at the Company shall be similarly exchanged, exercised or converted, and an equivalent number of Units or other Equity Securities of the Company shall be issued to PubCo as contemplated by Section 3.2(a), and (ii) PubCo shall concurrently contribute to the Company the net proceeds, if any, received by PubCo from any such exercise or conversion.

(g)                                  Notwithstanding any other provision of this Agreement, if PubCo acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates (including as a result of the receipt of distributions pursuant to Section 5.2(a) for any period in excess of the PubCo Tax-Related Liabilities for such period), PubCo may, in its sole discretion, use such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of PubCo and the Company, as PubCo (including in its capacity as the Managing Member) in Good Faith determines to be fair and reasonable to the stockholders of PubCo and to the Members and to preserve the intended economic effect of this Section 3.2, Section 3.6, and the other provisions hereof.

(h)                                 Notwithstanding any other provision of this Agreement, the Company may redeem Common Units from PubCo for cash to fund any acquisition by PubCo of another Person, provided that promptly after such redemption and acquisition PubCo causes such Person to contribute its assets directly or indirectly to the Company or any of its Subsidiaries in exchange for a number of Common Units equal to the number of Common Units redeemed.

Section 3.3                                    Capital Contributions.  Each Member named on the Members Schedule shall be credited with the IPO Date Capital Account Balance set forth on the Members Schedule in respect of its Units specified thereon.  Except as otherwise expressly set forth herein or required by the Act, a Member shall not be required to lend any funds to the Company or to make any additional contributions (including Capital Contributions) or payments to the Company.

Section 3.4                                    Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. The Capital Account balance of each of the Members as of the date hereof is its respective IPO Date Capital Account Balance set forth on the Members Schedule. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.1 and any other items of income or gain allocated to such Member pursuant to Section 4.2, (ii) the amount of additional cash or the initial Book Value of any asset (net of any Liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) contributed to the Company by such Member, (iii) in the case of a Member receiving Compensatory Units, the amount included in the Member’s compensation income under Sections 83(a), 83(b) or 83(d)(2) of the Code and (iv) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.2, (ii) the amount of any cash or the Book Value of any asset (net of any Liabilities secured by the distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv).  In the event of a Transfer (or deemed Transfer) of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l). Except as otherwise required by the Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member’s Capital Account.

Section 3.5                                    No Return of Capital Contributions.

(a)                                 No Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b)                                 The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 3.6                                    Exchange of Units.

(a)                                 Each Member other than PubCo and any Subsidiary of PubCo shall be entitled to cause the Company to redeem all or a portion of such Member’s vested Common Units, together with an equal number of shares of Class B Common Stock, and vested Incentive Units, in each case, for shares of Class A Common Stock or, at the Company’s election under certain circumstances, cash in accordance with Section 3.6(d) (referred to herein as the “exchange right”), upon the terms and subject to the conditions set forth in this Section 3.6 and subject to PubCo’s Call Right as set forth in Section 3.7.

(b)                                 In order to exercise its exchange right, each exchanging Member shall provide written notice in the form attached as Exhibit A or such other form as the Company may provide from time to time (the “Exchange Notice”) to the Company and PubCo, on or before any Exchange Notice Date, stating that the exchanging Member elects to exchange on the next Exchange Date a stated number of vested Common Units, together with an equal number of shares of Class B Common Stock, or a stated number of vested Incentive Units.  Upon delivery of any Exchange Notice by any Member on or before any Exchange Notice Date, such member may not revoke or rescind such Exchange Notice after such Exchange Notice Date.  Any Exchange Notice delivered for an Exchange on a Regular Exchange Date may not be contingent.  Any Exchange Notice delivered for an Exchange on a Special Exchange Date may be made contingent on the consummation of the Registered Offering or other transaction described in the notice of the Managing Member specifying such Special Exchange Date.  Any notice by any Member pursuant to the Registration Rights Agreement to demand or participate in any Registered Offering shall be deemed to constitute an Exchange Notice for the related Special Exchange Date.

(c)                                  On any Exchange Date for which any Member delivered an Exchange Notice with respect to vested Common Units or Incentive Units:

(i)                                     if such Member exercised its right to exchange a number of vested Incentive Units, as of such Exchange Date, such Incentive Units shall be converted into a number of Common Units equal to the IU Conversion Ratio of such Incentive Units, rounded down to the nearest whole number of Common Units; provided, however, that if the Gross Share Price or Class A Closing Price used in the application of such IU Conversion Ratio is less than the Hurdle Amount of any such Incentive Units, such Exchange Notice shall be deemed to be withdrawn with respect to such Incentive Units; and

(ii)                                  unless the Company elects to pay cash in accordance with Section 3.6(d) or PubCo exercises its Call Right pursuant to Section 3.7 or purchases vested Common Units pursuant to Standing Instructions, on the such Exchange Date:

(A)                               if such Member exercised its right to exchange a number of vested Common Units, such number of Common Units, together with an equal number of shares of Class B Common Stock, shall be exchanged for an equal number of shares of Class A Common Stock; and

(B)                               if such Member exercised its right to exchange a number of vested Incentive Units, the number of Common Units received as a result of the conversion of such

Incentive Units into Common Units pursuant to Section 3.6(c)(i) shall be exchanged for an equal number of shares of Class A Common Stock.

(d)                                 The Company shall be entitled to elect to settle any Exchange by delivering to the exchanging Member, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Exchange, an amount of cash equal to the Cash Amount for such shares.

(e)                                  Each Member’s exchange right shall be subject to the following limitations and qualifications:

(i)                                     The first Exchange shall only be permitted on the first Exchange Date after the Lock-Up Period;

(ii)                                  thereafter, except as provided herein, Exchanges shall only be permitted on each Exchange Date;

(iii)                               each Member holding Initial Units shall, on any Regular Exchange Date, only be permitted to exchange up to the aggregate percentage of such Initial Units set forth below opposite such Regular Exchange Date, which percentage shall be applied on a cumulative basis by taking into account all such Initial Units previously exchanged on Regular Exchange Dates:

First Regular Exchange Date	8.33%
Second Regular Exchange Date	16.67%
Third Regular Exchange Date	25.00%
Fourth Regular Exchange Date	33.33%
Fifth Regular Exchange Date	41.67%
Sixth Regular Exchange Date	50.00%
Seventh Regular Exchange Date	58.33%
Eighth Regular Exchange Date	66.67%
Ninth Regular Exchange Date	75.00%
Tenth Regular Exchange Date	83.33%
Eleventh Regular Exchange Date	91.67%
Twelfth Regular Exchange Date	100.00%

(iv)                              the percentage limitations set forth in the foregoing clause (iii) shall not apply to (A) any Exchange on any Special Exchange Date for a Registered Offering, Special Block Trade or Change of Control of PubCo, (B) any Exchange on any Exchange Date by any Trident Entity or any KKR Entity, provided that the shares of Class A Common Stock issued in such Exchange described in this clause (B) are subject to the aggregate percentage limitations provided for in Section 3.11(a) or (b), or (C) any Exchange in connection with any Change of Control of PubCo or any PubCo Offer;

(v)                                 if any Member whose Initial Units are subject to the limitations set forth in the foregoing clause (iii) exchanges all or a portion of such Units on any Special Exchange Date or sells all or a portion of such Units pursuant to Standing Instructions, the number of Initial Units so exchanged or sold shall reduce on a pro rata basis the number of retained Initial Units that may be exchanged on each remaining Regular Exchange Date pursuant to the foregoing clause (iii);

(vi)                              an exchanging Member shall only be permitted to exchange less than all of its Units if (A) after such Exchange it would continue to hold at least 25,000 Units and (B) it exchanges not less than 25,000 Units in such Exchange;

(vii)                           any Exchange of Units issued after the date hereof (other than in connection with any recapitalization), including such Units issued to Members as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Managing Member; and

(viii)                        the Managing Member may impose additional limitations and restrictions on Exchanges (including limiting Exchanges or creating priority procedures for Exchanges), to the extent it determines in Good Faith, based on the advice of legal counsel or a qualified tax advisor to the Company and after consultation with the KKR Entities and the Trident Entities, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(f)                                   The Managing Member may, except as set forth in the third and fourth sentences of this paragraph, require any Member or group of Members to exchange all of their Units to the extent it determines in Good Faith that such Exchange is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.  Upon delivery of any notice by the Managing Member to such Member or group of Members requiring such Exchange, such Member or group of Members shall exchange, subject to exercise by PubCo of its Call Right pursuant to Section 3.7, all of their Units effective as of the date specified in such notice (and such date shall be deemed to be an Exchange Date for purposes of this Agreement) in accordance with this Section 3.6 and otherwise in accordance with the requirements set forth in such notice.  So long as the KKR Entities collectively own any outstanding Units and are in compliance with Section 8.1(b), the foregoing requirement to exchange their Units shall not apply to any KKR Entity holding Common Units that has not consented to the Exchange of its Units.  So long as the Trident Entities collectively own any outstanding Units and are in compliance with Section 8.1(b), the foregoing requirement to exchange their Units shall not apply to any Trident Entity holding Common Units that has not consented to the Exchange of its Units.  If any required Exchange pursuant to this Section 3.6(f) results in any disproportionate treatment of similarly situated Members, the Managing Member in its sole discretion may provide an equitable adjustment to the Members adversely affected by such disproportionate treatment.

(g)                                  For U.S. federal income (and applicable state and local) tax purposes, each of the exchanging Member, the Company and PubCo, as the case may be, agree to treat each Exchange and, in the event PubCo exercises its Call Right or purchases Units pursuant to Standing Instructions, each transaction between the exchanging or selling Member and PubCo, as a sale of such Member’s Units (together, if applicable, with the same number of shares of Class B Common Stock) to PubCo in exchange for shares of Class A Common Stock or cash, as applicable.

(h)                                 Each Exchange and Standing Instructions Purchase shall be deemed to have been effected on the applicable Exchange Date.  Any Member exchanging Units in accordance with this

Agreement may request that the shares of Class A Common Stock to be issued upon such Exchange be issued in a name other than such Member.  Any Person or Persons in whose name or names any shares of Class A Common Stock are issuable on any Exchange Date shall be deemed to have become, on such Exchange Date, the holder or holders of record of such shares.

(i)                                     Unless PubCo has elected its Call Right pursuant to Section 3.7 with respect to any Exchange, on the relevant Exchange Date and immediately prior to such Exchange, (i) PubCo shall contribute to the Company the consideration the exchanging Member is entitled to receive under Section 3.6(c)(ii) (including in the event the Company exercises its right to deliver the Cash Amount pursuant to Section 3.6(d)) and the Company shall issue to PubCo a number of Common Units or, pursuant to Section 3.2(a), other Equity Securities of the Company as consideration for such contribution, (ii) the Company shall (A) cancel the exchanged Units and (B) transfer to the exchanging Member the consideration the exchanging Member is entitled to receive under Section 3.6(c)(ii) (including in the event the Company exercises its right to deliver the Cash Amount pursuant to Section 3.6(d)), and (iii) PubCo shall cancel the surrendered shares of Class B Common Stock, if applicable.  Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a Cash Election that is funded with proceeds from a primary offering of PubCo Equity Securities, PubCo shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such Registered Offering) (such difference, the “Discount”) from the sale by PubCo of a number of shares of Class A Common Stock equal to the number of Units and, if applicable, Class B Common Stock to be redeemed with such cash or from the sale of other PubCo Equity Securities used to fund the Cash Amount; provided that PubCo’s Capital Account shall be increased by the amount of such Discount in accordance with Section 6.9; provided further, that the contribution of such net proceeds shall in no event affect the exchanging Member’s right to receive the Cash Amount.

(j)                                    If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Common Stock are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 3.2(e)), or (ii) except in connection with actions taken with respect to the capitalization of PubCo or the Company pursuant to Section 3.2(g), PubCo, by dividend or otherwise, distributes to all holders of the shares of Class A Common Stock evidences of its indebtedness or assets, including securities (including shares of Class A Common Stock and any rights, options or warrants to all holders of the shares of Class A Common Stock to subscribe for or to purchase or to otherwise acquire shares of Class A Common Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Class A Common Stock) but excluding (A) any cash dividend or distribution or (B) any such distribution of indebtedness or assets received by PubCo, in either case (A) or (B) received by PubCo from the Company in respect of the Units, then upon any subsequent Exchange, in addition to the shares of Class A Common Stock or the Cash Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clause (A) or (B)), this Section 3.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(k)                                 PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Exchange of all outstanding Units (other than those Units held by PubCo or any Subsidiary of PubCo); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect to an Exchange by delivery of cash pursuant to a Cash Election or shares of Class A Common Stock that are held in the treasury of PubCo. PubCo covenants that all shares of Class A Common Stock that shall be issued upon an Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Common Stock are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon an Exchange to be listed on such National Securities Exchange at the time of such issuance.

(l)                                     The issuance of shares of Class A Common Stock upon an Exchange shall be made without charge to the exchanging Member for any stamp or other similar tax in respect of such issuance, except that if any such shares of Class A Common Stock are to be issued in a name other than that of the exchanging Member, then the Person or Persons in whose names such shares are to be issued shall pay to PubCo the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of PubCo that such tax has been paid or is not payable.  Each of the Company and PubCo shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Common Stock. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the exchanging Member, and, if withholding is taken in Class A Common Stock, the relevant withholding party shall be treated as having sold such Class A Common Stock on behalf of such exchanging Member for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate governmental authority.

Section 3.7                                    Call Right and Standing Instructions Purchase. Notwithstanding anything to the contrary in Section 3.6, but subject to Section 3.8:  An exchanging Member shall be deemed to have offered to sell its Units as described in any Exchange Notice to PubCo, and PubCo may, in its sole discretion, in accordance with this Section 3.7, elect to purchase directly and acquire such Units on the Exchange Date by paying to the exchanging Member that number of shares of Class A Common Stock the exchanging Member would otherwise receive pursuant to Section 3.6(c) or, if PubCo makes a Cash Election, the Cash Amount for such shares of Class A Common Stock (the “Call Right”), whereupon PubCo shall acquire the Units offered for exchange by the exchanging Member and shall be treated for all purposes of this Agreement as the owner of such Units.  If a Member has provided Standing Instructions and PubCo participates in any Registered Offering by issuing primary shares of Class A Common Stock, PubCo shall, to the extent of available proceeds from such issuance, purchase directly and acquire the vested Common Units (including these issued upon conversion of vested Incentive Units) specified in such Standing Instructions on the Special Exchange Date specified for such Registered Offering by paying to such Member the Cash Amount for the shares of Class A Common Stock such Member would otherwise receive upon exchange of such Units on such Special Exchange Date as if the Member had exercised its exchange right with respect to such Units and PubCo had exercised the Call Right and made a Cash Election.  If any such Standing Instructions specified vested Incentive Units, as of such Special Exchange Date and immediately prior to such purchase, such Incentive Units shall be converted into a number of Common Units equal to the IU Conversion Ratio of such Incentive Units, rounded down to the nearest whole number of Common Units.  Any purchase of vested Common Units pursuant to this Section 3.7 shall also include the corresponding number of shares of Class B Common Stock.

Section 3.8                                    PubCo Approved Change of Control.  In connection with a PubCo Approved Change of Control, PubCo shall have the right, in its sole discretion, to require each Member (other than PubCo and its Subsidiaries) to effect an Exchange of all or a portion of such Member’s Units (together, if applicable, with the corresponding number of shares of Class B Common Stock).  Any Exchange pursuant to this Section 3.8 shall be effective immediately prior to the consummation of the PubCo Approved Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Approved Change of Control is not consummated) (the “Change of Control Exchange Date”).  From and after the Change of Control Exchange Date, (i) the Units and shares of Class B Common Stock subject to such Exchange shall be deemed to be transferred to PubCo on the Change of Control Exchange Date and (ii) such Member shall cease to have any rights with respect to the Units and shares of Class B Common Stock subject to such Exchange (other than the right to receive shares of Class A Common Stock pursuant to such Exchange).  PubCo shall provide written notice of an expected PubCo Approved Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such PubCo Approved Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated PubCo Approved Change of Control is to be effected, indicating in such notice such information as may reasonably describe the PubCo Approved Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the PubCo Approved Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such PubCo Approved Change of Control, and the number of Units (and, if applicable, the corresponding shares of Class B Common Stock) held by such Member that PubCo intends to require to be subject to such Exchange.  Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by PubCo to effect such Exchange, including taking any action and delivering any document required pursuant to the remainder of this Section 3.8 to effect an Exchange.  Nothing contained in this Section 3.8 shall limit the right of any Member to vote for or participate in any proposed Change of Control of PubCo with respect to such Member’s Units or exchange all vested Units of such Member for shares of Class A

Common Stock in connection with such Change of Control, even if such Change of Control was not approved by the board of directors of PubCo.

Section 3.9                                    Tender Offers; Recapitalizations.  In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to shares of Class A Common Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders, the Members (other than PubCo) shall be permitted to participate in such PubCo Offer by delivery of a contingent exchange notice in a form provided by PubCo. In the case of a PubCo Offer proposed by PubCo, PubCo will use its reasonable best efforts expeditiously and in Good Faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Members to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Members without discrimination; provided that, without limiting the generality of this sentence, PubCo will use its reasonable best efforts expeditiously and in Good Faith to ensure that such Members may participate in each such PubCo Offer without being required to exchange Units and, if applicable, shares of Class B Common Stock (or, if so required, to ensure that any such Exchange shall be effective only upon, and shall be conditional upon, the closing of such PubCo Offer).  In no event shall Members (other than PubCo) be entitled to receive in such PubCo Offer aggregate consideration for each Unit and corresponding share of Class B Common Stock (which, for the avoidance of doubt, shall exclude any payments relating to the IPO TRAs or any Post-IPO TRA) that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a PubCo Offer.  This Section 3.9 should not apply to any PubCo Approved Change of Control in which PubCo exercise its right to require Exchanges pursuant to Section 3.8.  Nothing contained in this Section 3.9 shall limit the right of any Member to accept any PubCo Offer with respect to such Member’s Units, even if such PubCo Offer was not approved by the board of directors of PubCo.

Section 3.10                             Participation in Distributions.  No Exchange shall impair the right of the exchanging Member to receive any distributions payable on the Units so exchanged in respect of a Record Date that occurs prior to the Exchange Date for such Exchange. For the avoidance of doubt, no exchanging Member, or a Person designated by an exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such Record Date, distributions or dividends both on Units exchanged by such exchanging Member and on shares of Class A Common Stock received by such exchanging Member, or other Person so designated, if applicable, in such Exchange.

Section 3.11                             Liquidity Limitations.

(a)                                 The Trident Entities, including any Trident Entity that holds solely Initial Shares, shall not collectively Transfer beneficial ownership of shares of Class A Common Stock during any fiscal quarter of PubCo in excess of the Applicable Percentage for the Regular Exchange Date during such fiscal quarter.

(b)                                 The KKR Entities, including any KKR Entity that holds solely Initial Shares, shall not collectively Transfer beneficial ownership of shares of Class A Common Stock during any fiscal quarter of PubCo in excess of the Applicable Percentage for the Regular Exchange Date during such fiscal quarter.

(c)                                  The limitations set forth in Section 3.11(a) and (b) shall not apply to any Transfer in connection with any Registered Offering, Special Block Trade, Change of Control of PubCo or PubCo Offer.  The number of shares of Class A Common Stock sold by the KKR Entities or the Trident Entities in any Registered Offering or Special Block Trade shall reduce on a pro rata basis the number of retained shares of Class A Common Stock that may be sold by the KKR Entities or the Trident Entities, respectively, pursuant to Section 3.11(a) or (b) in subsequent fiscal quarters.

ARTICLE IV

ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1                                    Profits and Losses. After giving effect to the allocations under Section 4.2, and subject to Section 4.4, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Members during such Allocation Period in a manner such that, after giving effect to the special allocations set forth in Section 4.2 and all distributions through the end of such Allocation Period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.3(b) if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), all unvested Units became vested Units, and all remaining or resulting cash was distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

Section 4.2                                    Special Allocations.

(a)                                 Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Members in the manner excess nonrecourse liabilities of the Company are allocated pursuant to Section 4.4(d). The amount of Nonrecourse Deductions for an Allocation Period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Allocation Period over the aggregate amount of any distributions during that Allocation Period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b)                                 Any Member Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain for an Allocation Period (or if there was a net decrease in Company Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(c)), each Member shall be specially allocated items of Company income and gain for such Allocation Period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)                                 Notwithstanding any other provision of this Agreement except Section 4.2(c), if there is a net decrease in Member Minimum Gain for an Allocation Period (or if there was a net decrease in Member Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(d)), each Member shall be specially allocated items of Company income and gain for such Allocation Period in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)                                  Notwithstanding any provision hereof to the contrary except Sections 4.2(a) and 4.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Allocation Period.  All Losses and other items of loss and expense in excess of the limitation set forth in this Section 4.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f)                                   Notwithstanding any provision hereof to the contrary except Section 4.2(c) and Section 4.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(f) were not in this Agreement. This Section 4.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)                                  If any Member has a deficit balance in its Capital Account at the end of any Allocation Period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.2(f) and this Section 4.2(g) were not in this Agreement.

(h)                                 To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)                                     The allocations set forth in Section 4.2(a) through Section 4.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(j)                                    If any Incentive Units held by any holder of Incentive Units are forfeited or redeemed by the Company, such holder shall be allocated items of loss and deduction in the Allocation Period of such forfeiture or redemption in the manner and to the extent required by Proposed Treasury Regulations Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

(k)                                 Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.

Section 4.3                                    Allocations for Tax Purposes in General.

(a)                                 Except as otherwise provided in this Section 4.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 4.1 and 4.2.

(b)                                 In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Book Values), items of income, gain, loss and deduction with respect to any Company property having a Book Value that differs from such property’s adjusted U.S. federal income tax basis shall, to the extent permitted under the Treasury Regulations and solely for U.S. federal income tax purposes, be allocated among the Members in order to account for any such difference using the “remedial method” under Treasury Regulation Section 1.704-3(d) or such other method or methods as determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

(c)                                  Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations, if applicable), and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable Law.

(d)                                 Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e)                                  Allocations pursuant to this Section 4.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(f)                                   If, as a result of an exercise of a 1.721-2(f) Option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.4                                    Other Allocation Rules.

(a)                                 The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b)                                 The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 3.4, the establishment of a Hurdle Amount with respect to each Incentive Unit pursuant to Section 3.1(a), and the allocations set forth in Sections 4.1, 4.2 and 4.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members.  If the Managing Member determines, in its sole discretion, that the application of the provisions in Sections 3.1(a), 3.4, 4.1, 4.2 or 4.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

(c)                                  All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest, as determined by the Managing Member in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

(d)                                 The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Managing Member and permissible under the Treasury Regulations.

(e)                                  Notwithstanding anything in this Article IV to the contrary, any Compensatory Units (including any Incentive Units which were not Profits Interests when granted) that are subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 when granted and for which no election under Section 83(b) of the Code is made shall not be treated as outstanding Units of the Company for purposes of Section 3.4 and Article IV, until such time as such Membership Interest is not subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

ARTICLE V

DISTRIBUTIONS

Section 5.1                                    Distributions.

(a)                                 To the extent permitted by applicable Law and hereunder, and except as provided in Section 10.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine. Any such distribution shall be made to the persons who are Members as of the close of business on the Record Date for such distribution on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 3.2(d) or payments made in accordance with Section 6.4 or Section 6.9 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such Record Date; provided, however, that notwithstanding anything in this Section 5.1 to the contrary, a distribution shall be made with respect to an Incentive Unit only if and to the extent the Class A Closing Price on such Record Date exceeds the Hurdle Amount of such Incentive Unit; provided, further, that the Managing Member shall have the obligation to make distributions as set forth in Section 5.2; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a Record Date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of such Record Date, the amount and the terms of the distribution and the payment date thereof.

(b)                                 Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 4.1 and Section 4.2.

Section 5.2                                    Tax-Related Distributions.  The Company shall make distributions out of legally available funds to all Members in accordance with Section 5.1:

(a)                                 on each Tax Distribution Date, an amount equal to the greater of:

(i)                                     an amount at least sufficient to cause PubCo to receive a distribution at least equal to (A) the amount of the PubCo Tax-Related Liabilities with respect to such Fiscal Year or other taxable period, minus (B) the sum of all distributions previously made to PubCo with respect to such Fiscal Year or other taxable period pursuant to Section 5.2, and

(ii)                                  the Assumed Tax Liability with respect to such Fiscal Year or other taxable period minus the sum of (x) all distributions previously made during such Fiscal Year or other taxable period pursuant to Section 5.1 and (y) all distributions previously made with respect to such Fiscal Year or other taxable period pursuant to Section 5.2; and

(b)                                 quarterly or as otherwise required, in an amount at least sufficient to enable PubCo to timely satisfy any PubCo Tax-Related Liabilities for a Fiscal Year or other taxable period that arise in advance of a Tax Distribution Date for such Fiscal Year or other taxable period.

Section 5.3                                    Distribution Upon Withdrawal.  No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

ARTICLE VI

MANAGEMENT

Section 6.1                                    The Managing Member; Fiduciary Duties.

(a)                                 PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b)                                 In connection with the performance of its duties as the Managing Member of the Company, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will also owe comparable fiduciary duties to the stockholders of the Managing Member.

Section 6.2                                    Officers.  Any Person appointed as an officer of PubCo shall, without any further action by PubCo or the Company, hold the same office with the Company for such period as such Person remains an officer of PubCo.  The day-to-day business and operations of the Company shall be overseen and implemented by such officers.

Section 6.3                                    Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)                                 one or more employees or other agents of the Company or PubCo or in subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b)                                 any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 6.4                                    Exculpation and Indemnification.

(a)                                 Exculpation.  To the full extent permitted by applicable law, no Covered Person shall be liable to the Company, any Subsidiary, or any other Person who has an interest in or claim against the Company or any Subsidiary for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in Good Faith on behalf of the Company or any Subsidiary and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement or any applicable limited liability company agreement (or similar governing document) of any Subsidiary; provided that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of acts or omissions by such Covered Person that involve intentional misconduct or a knowing violation of law.  For the avoidance of doubt, this Section 6.4 shall not exculpate, indemnify, or otherwise protect a Covered Person from a breach of this Agreement by such Covered Person or any other agreement between such Covered Person and the Company, any Affiliates of the Company, or any Member.

(b)                                 Advancement of Expenses.  To the full extent permitted by applicable law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person defending any claim, demand, action, suit or proceeding for which the indemnification provisions under this Section 6.4 are applicable shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Section 6.4.

(c)                                  Indemnification.  In addition to the advancement of expenses pursuant to Section 6.4(b), to the full extent permitted by applicable law, the Company agrees to indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the reasonable fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Covered Person shall be designated a party thereto), whether absolute, accrued, conditional or otherwise and whether or not resulting from bona fide third party claims (collectively, “Indemnifiable Losses”), which may be imposed on, incurred by, or asserted against any such Covered Person, in any manner relating to or arising out of any act or omission performed or omitted by such Covered Person on behalf of the Company or the Subsidiaries; provided that no Covered Person shall be entitled to be indemnified in respect of any Indemnifiable Losses incurred by such Covered Person by reason of acts or omissions by such Covered Person that that involve intentional misconduct or a knowing violation of law; provided, further, that any indemnity payment under this Section 6.4(c) shall be provided out of and to the extent of Company Property only (including available insurance), and no Member shall have any personal liability on account thereof.  For the avoidance of doubt, this Section 6.4(c) shall not provide indemnification to a Covered Person resulting from a breach by such Covered Person of an obligation under this Agreement or any other agreement between such Covered Person and the Company, any Affiliates of the Company, or any Member.

(d)                                 Good Faith Reliance.  A Covered Person shall be fully protected in relying in Good Faith upon the records of the Company or any Subsidiary and upon such information, opinions, reports or statements presented to the Company or any Subsidiary by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any Subsidiary, including information, opinions, reports or statements as to the value and amount of the Company Property, liabilities, or any other facts pertinent to the existence and amount of the Company Property from which distributions to the Members might properly be paid.

(e)                                  Severability.  To the full extent permitted by applicable law, if any portion of this Section 6.4 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any Subsidiary, in each case to the full extent permitted by applicable law.

(f)                                   Survival.  The provisions of this Section 6.4 shall survive any termination of this Agreement and shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Covered Person.

(g)                                  Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.4 shall not be deemed exclusive of any other rights to which a Covered Person may be entitled at law or in equity, including common law rights to indemnification and/or contribution (if any).  Nothing in this Section 6.4 shall affect the rights or obligations of any Covered Person (or the limitations on those rights or obligations) under any other agreement or instrument to which such Covered Person is a party.

(h)                                 Primacy of Indemnification; Subrogation.

(i)                                     The Company hereby acknowledges that certain Covered Persons may have certain rights to indemnification and/or insurance provided by the KKR Entities or the Trident Entities and certain of their Affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to each Covered Person are primary and those of the Fund Indemnitors are secondary), it shall be liable for the full amount of all Indemnifiable Losses to the extent legally permitted and that it irrevocably waives any claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

(ii)                                  Except as provided in Section 6.4(h)(i) above, in the event of any payment of Indemnifiable Losses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Covered Person against other Persons (other than the Fund Indemnitors), and the Covered Person shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. Notwithstanding anything to the contrary contained herein, this Section 6.4(h)(i) shall be for the exclusive benefit of the Fund Indemnitors and shall not result in any benefit to, or right of, any other Person.

(i)                                     Limitation on Liability.  Neither any Covered Person, nor any Officer or agent of the Company (including a Person serving in more than one such capacity), shall be liable for any debts, obligations or liabilities of the Company or any other Member, whether arising in tort, contract or otherwise, solely by reason of being a Member, Covered Person or officer or agent or acting (or omitting to act) in such capacities or participating (as a manager, employee, consultant, contractor or otherwise) in the conduct of the business of the Company; provided, however, that the foregoing shall not eliminate or limit the liability of such Member, Covered Person or Officer or agent of the Company by reason of acts or omissions of such Person that involve intentional misconduct or a knowing violation of law.  The failure of the Company to observe any formalities relating to the exercise of its powers or management of its business or affairs under this Agreement shall not be a ground for imposing personal liability on any Member or Covered Person for the obligations and liabilities of the Company.  For the avoidance of doubt, this Section 6.4(h)(i) shall not exculpate or otherwise protect a Covered Person or other Person from a breach of this

Agreement by such Covered Person or other Person or any other agreement between such Covered Person or other Person and the Company, any Affiliates of the Company, or any Member.

Section 6.5                                    Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of the Managing Member or any Person who is or was an employee or agent of the Company or the Managing Member, or at the request of the Company or the Managing Member is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 6.6                                    Resignation or Termination of Managing Member.  PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 6.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 3.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 6.7                                    No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.8                                    Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 11.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the exchange rights of holders of Units set forth in Section 3.6 provide that each Unit and share of Class B Common Stock is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such exchange. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 6.9                                    Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company or PubCo (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company or PubCo) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and PubCo, and (ii) bear or reimburse PubCo for any cash payments required to be made in satisfaction of any contractual obligations of PubCo and for any costs, fees or expenses incurred by PubCo; provided that the Company shall not pay or bear any income tax obligations of PubCo or any obligations of PubCo pursuant to the IPO TRAs or any Post-IPO TRA.  In the event that (i) shares of Class A Common Stock or other Equity Securities of PubCo are sold to underwriters in any Registered Offering after the date hereof, in each case, at a price per share that is lower than the price per share for which such shares of Class A Common Stock or other Equity Securities of PubCo are sold to the public in such Registered Offering after taking into account any Discounts and (ii) the proceeds from such Registered Offering are used to fund the Cash Amount for any redeemed Units or otherwise contributed to the Company, the Company shall reimburse PubCo for such Discount by treating such Discount as an additional Capital Contribution made by PubCo to the Company, issuing Units in respect of such deemed Capital Contribution in accordance with Section 3.6(i), and increasing PubCo’s Capital Account by the amount of such Discount.  For the avoidance of doubt, any payment made to the Managing Member pursuant to this Section 6.9 shall not be treated as a distribution pursuant to Section 5.1(a) but shall instead be treated as an expense of the Company.

Section 6.10                             Fiduciary Duties; Other Business Opportunities.

(a)                                 To the extent that, at law or in equity, a Covered Person has duties, including fiduciary duties, and liabilities relating thereto to the Company, any Subsidiary, or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company, any Subsidiary, or to any other Covered Person for its Good Faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company, any Subsidiary, or any other Covered Person.

(b)                                 Notwithstanding anything contained in this Agreement or under applicable law to the contrary, except as set forth in Section 6.1 with respect to the Managing Member, none of the other Members (solely in their capacity as such) shall owe any fiduciary or similar duty to the Company, any other Member or any other stakeholder in the Company or other Covered Person with respect to any matter (all of which are hereby waived), except as expressly otherwise provided by the non-waivable provisions under the Act.

(c)                                  Notwithstanding anything contained in this Agreement or under applicable law to the contrary (to the full extent permitted by applicable law), the KKR Entities, the Trident Entities and any of their respective Affiliates (i) may engage in or possess an interest in other business ventures of any nature and description (whether similar or dissimilar to the business of the Company or any Subsidiary), independently or with others, and none of the Company, any Subsidiary, any other Member or any of their respective Affiliates shall have any right by virtue of this Agreement in or to any such investment or interest of the KKR Entities, the Trident Entities and any of their respective Affiliates to any income or profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper, and (ii) shall not be obligated to present any investment opportunity to the Company or any Subsidiary even if such opportunity is of a character that, if presented to the Company or any Subsidiary, could be taken by the Company or such Subsidiary.

(d)                                 Notwithstanding anything contained in this Agreement or under applicable law to the contrary, the Members that are officers or employees, as applicable, of the Company or any Subsidiary (in their capacities as such), and each other officer and employee of the Company or any Subsidiary (in their capacities as such), shall have the duties and obligations (including fiduciary duties in relation to self-dealing, corporate opportunities, care and otherwise) that would apply to such officer or employee, as applicable, of a Delaware corporation as to such corporation and its equityholders and other constituents.

ARTICLE VII

ROLE OF MEMBERS

Section 7.1                                    Rights or Powers.  Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 7.2                                    Voting.  No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members (or any individual Member or group of Members) under this Agreement.  Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members.  Except as otherwise expressly provided in this Agreement, the holder of Units having voting rights will vote together as a single class on all matter to be approved by the Members.

ARTICLE VIII

TRANSFERS OF INTERESTS

Section 8.1                                    Restrictions on Transfer.

(a)                                 Except as provided in Section 3.6, Section 3.7, Section 3.8, Section 3.9, or Section 8.1(b), no Member shall Transfer all or any portion of its Interest without the prior written consent of the Managing Member in its sole discretion. If, notwithstanding the provisions of this Section 8.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) or (b) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of the Managing Member; provided that no shares of Class B Common Stock may be Transferred unless a corresponding number of vested Common Units are Transferred therewith in accordance with this Agreement.

(b)                                 With respect to taxable years beginning after the IPO, the Company intends to satisfy the private placement safe harbor in Treasury Regulations Section 1.7704-1(h) and intends to limit issuances of Interests and to limit Transfers of Interests to satisfy the requirement in Treasury Regulations Section 1.7704-1(h)(ii).  In furtherance of the foregoing and notwithstanding the foregoing provisions in Section 8.1(a), but subject to the other provisions in this Article VIII, the KKR Entities and the Trident Entities (but not any Transferee of the KKR Entities or Trident Entities that is not an Affiliate of a KKR Entity or Trident Entity that holds Initial Units or Initial Shares on the date of the IPO) shall be permitted to Transfer (a “Permitted Transfer”) all or a portion of their Interests to any Permitted Transferee, but only if, (i) immediately after a proposed Transfer, taking into consideration the anti-abuse rule set forth in Treasury Regulations Section 1.7704-1(h)(3), (A) in the case of a proposed Transfer by a KKR Entity, all KKR Entities and their Transferees (for the avoidance of doubt, other than PubCo and any Subsidiary of PubCo), in the aggregate, would not represent more than six (6) “partners”, and (B) in the case of a proposed Transfer by a Trident Entity, all Trident Entities and their Transferees (for the avoidance of doubt, other than PubCo and any Subsidiary of PubCo), in the aggregate, would not represent more than six (6) “partners”, in each case for purposes of calculating the number of “partners” in the Company under Treasury Regulations Section 1.7704-1(h)(l)(ii), and (ii) prior to the proposed transfer, each of the transferring KKR Entity or Trident Entity, as applicable, and the proposed Transferee, provides to the Company representations reasonably acceptable to the Company with respect to Treasury Regulations Section 1.7704-1(h)(3).  The Managing Member shall limit the issuances of Interests and its consent to Transfers so that the Interests held by the KKR Entities, the Trident Entities, and their Transferees are, in each case, able to be held by up to the foregoing numbers of “partners” for purposes of calculating the number of “partners” in the Company under Treasury Regulations Section 1.7704-1(h)(1)(ii).

(c)                                  In addition to any other restrictions on Transfer herein contained, including Section 3.6 and the provisions of this Article VIII, in no event may any Transfer or assignment of Interests by any Member be made (i) if based on the advice of legal counsel or a qualified tax advisor to the Company such Transfer presents an undue risk that such Transfer would cause the Company to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code; (ii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest”

(as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iii) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (iv) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law).  Any Transfer purported to be made in violation of this Section 8.1(c) and, except as and to the extent set forth in Section 8.1(b), any Transfer that would increase the number of Members (whether voluntary or by operation of law) shall be void ab initio.

(d)           A Member making a Transfer permitted by this Agreement shall (i) at least ten (10) Business Days before such Transfer, deliver to the Company an affidavit of non-foreign status with respect to such Member that satisfies the requirements of Section 1446(f)(2) of the Code, or (ii) no more than fifteen (15) Business Days following such Transfer, provide to the Company proof that the transferee Member has properly withheld and remitted to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code.

(e)           In connection with any Transfer of vested Common Units in accordance with this Article VIII, the Member making such Transfer shall, effective as of the date of such Transfer, be deemed to have Transferred an equal number of shares of Class B Common Stock to the Transferee and the Managing Member shall record such Transfer of shares of Class B Common Stock.

(f)            The provisions of this Article VIII shall not apply to any Exchange.

Section 8.2            Transferee Members. A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if (i) the requirements of this Article VIII are met, including the prior written consent of the Managing Member to such Transfer, (ii) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand.

Section 8.3            Admission or Substitution of New Members.

(a)           Admission.  Without the consent of any other Person, the Managing Member shall have the right to admit as a Member, any Person who acquires an Interest, or any part thereof, from a Member in accordance with Section 8.1 or from the Company.  Concurrently with the admission of a Member, the Managing Member shall forthwith amend the Members Schedule to reflect the name and address of such Member.

(b)           Conditions and Limitations. The admission of any Person as a Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement pursuant to instrument(s) in form and substance satisfactory to the Managing Member.

(c)           Effect of Transfer.  Following the Transfer of any Interest that is permitted under Section 8.1, the Transferee of such Interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Interest, shall succeed to the Capital Account balance associated with such Interest, shall receive allocations and distributions in respect of such Interest, and otherwise shall become a Member entitled to all the rights of a Member with respect to such Interest.

Section 8.4            Additional Requirements.  Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Interests that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such Interests.  Such requirements, provisions and restrictions need not be uniform among holders of Interests and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Interests owned by any one or more Members at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.

Section 8.5            Bankruptcy. Notwithstanding any other provision of this Agreement, the bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

Section 8.6            Mandatory Exchange. In addition to any other mandatory exchange rights of the Managing Member set forth in this Agreement, the Managing Member may, with the consent of each Member who, together with its Affiliates and Permitted Transferees, beneficially owns at least 1% of the outstanding Units, require all Members holding Units to effect an Exchange of all such Units pursuant to Section 3.6.

Section 8.7            Legend.  Each certificate, if any, issued after the date hereof to represent a Unit, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS PROHIBITED OR LIMITED AS SPECIFIED IN THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF FOCUS FINANCIAL PARTNERS, LLC, AS IT MAY BE AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNLESS MADE IN COMPLIANCE WITH SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO FOCUS FINANCIAL PARTNERS, LLC.”

ARTICLE IX

ACCOUNTING

Section 9.1            Books of Account.  The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.  Except as expressly set forth in this Agreement or in any other agreement between the Company and any Member or group of Members, notwithstanding the rights set forth in Section 18-305 of the Act, no Member shall have the right to obtain information from the Company.

Section 9.2            Tax Elections.

(a)           The Company shall, and shall cause each of its Subsidiaries that are partnerships for U.S. federal income tax purposes to, make (or continue if already made) the following elections on the appropriate forms or tax returns:

(i)            to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(ii)           to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii)          to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(iv)          the election described in Section 754 of the Code (which the Company shall ensure that it has in effect at all times);

(v)           any election the Managing Member is authorized to make under any other Section of this Agreement; and

(vi)          any other election the Managing Member may deem appropriate and in the best interests of the Company; provided, however, that if any such election would substantially and disproportionally affect in a materially adverse manner the KKR Entities or the Trident Entities, as applicable, such election shall only be made (i) if the KKR Entities are the affected parties, so long as the KKR Entities own at least 3% of all outstanding Units, with the approval of the KKR Entities, and (ii) if the Trident Entities are the affected parties, so long as the Trident Entities own at least 3% of all outstanding Units, with the approval of the Trident Entities; provided further, that the Managing Member shall only make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3 (A) so long as the KKR Entities own at least 3% of all outstanding Units, with the approval of the KKR Entities, and (B) so long as the Trident Entities own at least 3% of all outstanding Units, with the approval of the Trident Entities.

(b)           Subject to Section 9.2(a)(vi), it is intended that the Company be classified as a partnership for United States federal income tax purposes.

Section 9.3            Tax Returns; Information.  The Company Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company Representative shall use all reasonable best efforts to furnish or cause to be furnished to the Members within ninety (90) days after the end of each Fiscal Year, a draft Schedule K-l, and within seven (7) months after the end of such Fiscal Year, a final Schedule K-1, and such other information (if any) with respect to the Company as may be reasonably necessary for the preparation of such Member’s tax returns. Each Member shall furnish to the Company (i) all reasonably requested certificates or statement relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be timely prepared and filed.

Section 9.4            Company Representative.

(a)           The Managing Member is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law; provided that the Managing Member may appoint and replace the Company Representative.  The Company Representative shall designate a “designated individual” in accordance with Proposed Treasury Regulations Section 301.6223-1(b)(3)(i).  The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall cooperate fully with each other and shall use reasonable best efforts to cause the Managing Member (or any Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d).

(b)           The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Company Representative.  The Company Representative is authorized to take such actions and to execute and file all statements and forms on behalf of the Company that are approved by the Managing Member and are permitted or required by the applicable provisions of the Partnership Tax Audit Rules (including a “push-out”

election under Section 6226 of the Code or any analogous election under state or local tax law). Each Member agrees to cooperate with the Company Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Company Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings.  Pursuant to Section 11.1(b), the Managing Member (after consultation with the KKR Entities and the Trident Entities) shall have the authority to amend this Section 9.4 to give effect to the Partnership Tax Audit Rules, and each Member agrees to be bound by the provisions of any such amendment.

Section 9.5            Withholding and Other Tax Payments and Obligations.

(a)           The Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay (including amounts relating to any composite tax returns a Member elects to participate in) with respect to any amount distributable or allocable to such Member pursuant to this Agreement (including, for the avoidance of doubt, any withholding taxes imposed upon a Transferee Member under Section 1446(f) of the Code to the extent the Managing Member determines in Good Faith that it has not received evidence to satisfy it that such withholding is not required; provided that compliance with Section 8.1(d) shall constitute sufficient evidence).  To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in Good Faith, that such tax (including any Company Level Tax) relates to one or more specific Members, such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 9.5.  The payment by the Company of Company Level Taxes shall, consistent with the Partnership Tax Audit Rules, be treated as paid with respect to a Member to the extent the deduction with respect to such payment is allocated to such Member pursuant to Section 4.2(k).  Any determinations made by the Managing Member pursuant to this Section 9.5(a) shall be binding upon the Members.

(b)           For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to Section 9.5(a) shall offset any distributions to which such Member is entitled concurrently with such withholding or payment and shall be treated as having been distributed to such Member at the time such withholding or payment is made.  If the cumulative amount of such withholding or payment with respect to a Member exceeds the distributions to which such Member is entitled concurrently with such withholding or payment (an “Excess Tax Amount”), the Managing Member shall notify such Member of such Excess Tax Amount, and such Member shall contribute the Excess Tax Amount to the Company reasonably promptly after having received such notice.  The Company shall be entitled to offset the amount of a Member’s outstanding Excess Tax Amount against distributions to which such Member would otherwise be subsequently entitled until the full amount of such Member’s Excess Tax Amount has been contributed to the Company, and any such offset shall not reduce such Member’s Capital Account. Any contribution by a Member with respect to an Excess Tax Amount shall increase such Member’s Capital Account but shall not reduce the amount (if any) that a Member is otherwise obligated to contribute to the Company.

(c)           Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to Section 9.5(b).  Each Member shall take such actions as the Company may request in order to perfect or enforce the security interest created hereunder.  Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.  Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 9.5 and (ii) the obligations of a Member pursuant to this Section 9.5 shall survive indefinitely with respect to any taxes withheld or paid by the Company or any of its Subsidiaries that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.

Section 9.6            Section 83(b) Elections. Each Member who acquires Units that are subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 at the time of such acquisition shall consult with such Member’s tax advisor to determine the tax consequences of such acquisition and the advisability of filing an election under Code Section 83(b) with respect to such Units.  Each Member who acquires Incentive Units that are intended to constitute Profits Interests in accordance with Section 3.1(a) and at the time of such acquisition are subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 shall make a timely election under Code Section 83 with respect to such Units in the form set forth in Exhibit B.  It is the sole responsibility of a Member, and not the Company, to file the election under Code Section 83(b) even if such Member requests the Company or any of its representatives to assist in making such filing.  Each Member who files an election under Code Section 83(b) with respect to Units (including each Member who is required to file such an election under this Section 9.6) shall provide a copy of such election and proof of filing of such election to the Company on or before the due date for the filing of such election.

ARTICLE X

DISSOLUTION AND TERMINATION

Section 10.1          Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

(a)           The sale of all or substantially all of the assets of the Company; and

(b)           The decision of the Managing Member to dissolve, wind up, and liquidate the Company, which decision, (i) so long as the KKR Entities own at least 3% of all outstanding Units, shall require the approval of the holders of a majority of all Common Units held by the KKR Entities, and (ii) so long as the Trident Entities own at least 3% of all outstanding Units, shall require the approval of the holders of a majority of all Common Units held by the Trident Entities.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a)

and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2          Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 10.3          Procedure.

(a)           In the event of the dissolution of the Company for any reason, the Managing Member shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if the Managing Member is in bankruptcy or dissolved, another Member (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 10.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b)           Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)            First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii)           Second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii)          Third, the balance to the Members, pro rata in proportion to their respective Units; provided that, immediately before any distributions are made pursuant to this Section 10.3(b)(iii), all Incentive Units held by each Member shall be converted into a number of Common Units equal to the IU Conversion Ratio of the number of Incentive Units held by such Member.

(c)           Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d)           Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 10.4          Rights of Members.

(a)           Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)           Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 10.5          Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 10.6          Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7          No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XI

GENERAL

Section 11.1          Amendments; Waivers.

(a)           The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) only with the approval of the Managing Member and, (i) so long as the KKR Entities own at least 3% of all outstanding Units, the approval of the holders of a majority of all Common Units held by the KKR Entities and (ii) so long as the Trident Entities own at least 3% of all outstanding Units, the approval of the holders of a majority of all Common Units held by the Trident Entities; provided, however, that no amendment, modification or waiver to this Agreement may:

(i)            modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii)           materially alter or change any rights, preferences or privileges of any Units in a manner that is different or prejudicial relative to all other Units of the same class, without the approval of the Members holding a majority of the Units affected in such a different or prejudicial manner;

(iii)          materially alter or change any rights, preferences or privileges of the Common Units without the approval of the Members holding a majority of the outstanding Common Units;

(iv)          materially alter or change any rights, preferences or privileges of the Incentive Units without the approval of the Members holding a majority of the outstanding Incentive Units, unless a similar alteration or change is made to the Common Units; or

(v)           alter or change any rights, preferences or privileges of any KKR Entity or Trident Entity contained in Section 3.2, Section 3.6, the last sentence of Section 3.8, Section 3.9, Section 3.11, Section 6.4, Section 6.10(c), Section 8.1(b), Section 9.2(a)(iv), Section 9.2(a)(vi), the last sentence of Section 9.4(b), Section 10.1(b), this Section 11.1(a), Section 11.14 or the definitions of PubCo Approved Change of Control and Change of Control without the approval of such KKR Entity or Trident Entity, as the case may be; provided, however, that nothing contained in any such Section or otherwise in this Agreement shall give any KKR Entity or Trident Entity any approval rights with respect to any PubCo Approved Change of Control.

(b)           Notwithstanding the foregoing subsection (a), the Managing Member, acting alone, may amend this Agreement, including the Members Schedule, (i) to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of

Units made in compliance with Section 3.2(e) and (ii) to comply with or administer in an equitable manner Partnership Tax Audit Rules in any manner determined by the Managing Member.

(c)           No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

(d)           No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.2          Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 11.3          Successors and Assigns.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.  No party may Transfer any right or obligation under this Agreement except in connection with a Transfer of Units as expressly permitted by this Agreement.

Section 11.4          Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.5          Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.6          Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, together with any dispute arising hereunder, shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the Laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

Section 11.7          Jurisdiction and Venue.

(a)           Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in the courts of the State of Delaware and the United States District Court for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided in accordance with Section 11.10, such service to become effective ten (10) days after such mailing.

(b)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.7(b).

Section 11.8          Headings.  The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.9          Counterparts.  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.10       Notices.  Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, confirmed electronic mail (e-mail) or by confirmed facsimile transmittal.  A notice must be addressed: (a) if to a

Member, to such Member’s last known address as set forth in the Company’s books and records or at such other address as such Member may designate from time to time by written notice to the Company; and (b) if to the Company, to the attention of the General Counsel at the Company’s primary address.  Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 11.11       Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 11.12       Expenses.  Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.13       No Third Party Beneficiaries.  Except as expressly provided in Section 6.4, Section 6.10(c), Section 9.5, and Section 11.14, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

Section 11.14       No Recourse.  Notwithstanding anything to the contrary in this Agreement, the Company and each Member agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any former, current or future director, officer, employee, agent, advisor, attorney, representative, general or limited partner, stockholder or member of any KKR Entity or Trident Entity or of any Affiliate or assignee thereof, or any former, current or future director, officer, employee, agent, advisor, attorney, representative, general or limited partner, stockholder or member of the foregoing (each a “Member Affiliate”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation, theory or other Law or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred, whether by piercing of the limited liability company (or corporate or limited partnership) veil, by a claim (whether at law, in equity, in contract, in tort or otherwise), by any Member Affiliate or assignee thereof, as such for any obligation of any KKR Entity or Trident Entity under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 11.15       Survival.  With respect to any Person subject to obligations under this Agreement, all obligations in respect of a breach by such Person of this Agreement shall survive such Person ceasing to have rights and privileges of a Member under this Agreement or to be an officer, manager, director, employee or consultant of the Company or any Subsidiary.  In the event of any termination of this Agreement, the applicable provisions of this Agreement shall survive to give effect to the terms thereof.

Section 11.16       Specific Performance.  The parties hereto recognize that irreparable injury may result from a breach of any provision of this Agreement and that money damages may be inadequate to fully remedy the injury.  Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled to seek one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach, all without the need to post a bond and in an expedited hearing.

Section 11.17       Waiver of Partition.  No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right.  It is the intention of the Members that during the term of this Agreement the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the rights of any Member or successor-in-interest to Transfer any interest in the Company shall be subject to the limitations and restrictions of this Agreement.

Section 11.18       Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party hereto shall not preclude or waive the right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights the parties hereto may have by law or otherwise.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Managing Member has caused this Fourth Amended and Restated Operating Agreement of the Company to be executed by its duly authorized officers as of the day and year first above written.

MANAGING MEMBER:

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ Ruediger Adolf
Name:	Ruediger Adolf
Title:	Chief Executive Officer

SIGNATURE PAGE TO
THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF
FOCUS FINANCIAL PARTNERS, LLC

EXHIBIT A

FORM OF EXCHANGE NOTICE

[     , 20  ]

Focus Financial Partners LLC

Focus Financial Partners Inc.

Attn: Exchange Agent

825 Third Avenue, 27th Floor

New York, NY 10022

Deliver by e-mail to the following addresses:

jshanahan@focuspartners.com and

electionnotice@focuspartners.com

Exchange Notice Pursuant to Focus LLC Agreement

The undersigned hereby provides notice, as required pursuant to Section 3.6(b) of the Fourth Amended and Restated Operating Agreement of Focus Financial Partners, LLC (the “Focus LLC Agreement”), of its intent to effect an Exchange on the next Exchange Date (each as defined in the Focus LLC Agreement), as described below.  Except as otherwise noted, any capitalized terms used herein have the meanings assigned to such terms in the Focus LLC Agreement.

Name of Exchanging Member:

Number of vested Common Units to be exchanged (together with the same number of shares of Class B Common Stock to be cancelled):

Number of vested Incentive Units to be exchanged:

Election with respect to limitation on payments under the applicable IPO TRA pursuant to Section 3.1(c) thereof (check one):

☐ The exchanging Member hereby elects, pursuant to Section 3.1(c) of the applicable IPO TRA, for the following percentage to be used in determining the limitation to be applied to payments under the applicable IPO TRA with respect to this Exchange:

☐ The exchanging Member hereby elects, pursuant to Section 3.1(c) of the applicable IPO TRA, for no limitation to apply to payments under the applicable IPO TRA with respect to this Exchange.

Exhibit A-1

If I did not check either of the foregoing, I understand that no election is made hereby pursuant to Section 3.1(c) of the applicable IPO TRA and that the default provisions of Section 3.1(c) of the IPO TRA will govern this Exchange.

The undersigned acknowledges that, unless a registration statement for the resale of the shares of Class A Common Stock to be issued upon the Exchange is effective, such shares will be “restricted securities” that may be sold publicly only in compliance with Rule 144 or Rule 701 under the Securities Act.

NAME OF EXCHANGING MEMBER:

Signed by:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF SECTION 83(b) ELECTION

The undersigned taxpayer has received an award of incentive membership units (the “Property”) in a Delaware limited liability company that is treated as a partnership for U.S. federal income tax purposes.  The Property is intended to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.  Notwithstanding the foregoing, in the event that (i) the Property constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned taxpayer disposes of the Property within two years following receipt thereof, the undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Property at the time of transfer over the amount paid for the Property.

1.	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

	Taxpayer’s Social Security Number:	- -

Taxpayer’s Address:

	Taxable Year:	Calendar Year 20

2.	The Property that is the subject of this election is Incentive Units in Focus Financial Partners, LLC, a Delaware limited liability company.

3.	The Property was transferred to the Taxpayer on .

4.

Property is subject to the following restrictions: The Incentive Units issued to the Taxpayer are subject to various transfer restrictions and repurchase rights [and are subject to forfeiture in the event certain service or employment conditions are not satisfied].

5.

The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $0.00.

6.	The amount paid by the Taxpayer for the Property is $0.00.

7.	The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property.  A copy of the election also will be furnished to Focus Financial Partners, LLC.  The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature

Exhibit B-1

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

[See attached.]

FOCUS FINANCIAL PARTNERS INC.

REGISTRATION RIGHTS AGREEMENT

Dated July 30, 2018

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 30, 2018, by and among Focus Financial Partners Inc., a Delaware corporation (the “Company”), Focus Financial Partners, LLC, a Delaware limited liability company (“Focus LLC”), the members of Focus LLC listed on the schedule of Members maintained by Focus LLC from time to time (the “Members”) and the stockholders of the Company listed on the signature page hereof (collectively, the “Stockholders”).

WHEREAS, the Company and the Members are parties to the Fourth Amended and Restated Operating Agreement of Focus LLC, dated the date hereof (as amended from time to time, the “Operating Agreement”), establishing and setting forth, among other things, their agreement with respect to certain rights and obligations associated with ownership of Units, as defined in the Operating Agreement (the “Units”);

WHEREAS, as of the date hereof, the Company has completed an initial public offering of shares of its Class A Common Stock (the “Initial Public Offering”);

WHEREAS, in connection with the Initial Public Offering and the entry into the Operating Agreement, the Company has agreed to provide the registration rights set forth in this Agreement; and

WHEREAS, this Agreement is incorporated into, and forms an integral part of, the Operating Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Certain Definitions.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” shall have the meaning set forth in Section 2.2.3 of this Agreement.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Affiliated Investor” means, with respect to any Holder, (i) any investment fund or holding company that is directly or indirectly managed or advised by a manager or advisor of such Holder or any of its Affiliates and (ii) any of its Affiliates or any other Person who or which is otherwise an Affiliate of any such Holder (other than the Company and its subsidiaries).

“Agreement” shall have the meaning set forth in the Preamble of this Agreement.

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“Blocker Merger Agreements” means the Blocker Merger Agreements dated the date hereof, among the Company, certain of its subsidiaries, and the Members named therein.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class A Common Stock Equivalents” means any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Common Stock and securities convertible or exchangeable into Class A Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of such future event, including Units and the Class B Common Stock of the Company.

“Company” shall have the meaning set forth in the Preamble of this Agreement.

“Company Notice” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Company Primary Offering” shall have the meaning set forth in Section 2.3(c) of this Agreement.

“Demand Notice” shall have the meaning set forth in Section 2.2.2(b) of this Agreement.

“Demand Offering” shall have the meaning set forth in Section 2.2.1(a) of this Agreement.

“Demand Request” shall have the meaning set forth in Section 2.2.1(a) of this Agreement.

“Effective Date” means effective date of the Company’s registration statement on Form S-1 filed in connection with the Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities registered on Form S-4 or S-8 or any similar successor forms and (ii) securities registered to effect the acquisition of, or combination with, another Person, other than in each case the registration and sale of securities by the Company in which it receives cash proceeds.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Focus LLC” shall have the meaning set forth in the Preamble of this Agreement.

“Holder” means any Member or Stockholder, including their Permitted Transferees, provided that a Person shall cease to be a Holder at the time such Person ceases to hold Registrable Shares.

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“Holder Affiliates” shall have the meaning set forth in Section 2.8(a) of this Agreement.

“Informed Holder” means each Non-Private Equity Holder that has delivered written notice to the Company that such Non-Private Equity Holder wishes to receive each Demand Notice and each Company Notice, which written notice may be revoked by such Non-Private Equity Holder at any time by further written notice to the Company, with such revocation to be effective seven (7) days after receipt of such further notice.

“Initial Public Offering” shall have the meaning set forth in the Recitals of this Agreement.

“Inspectors” shall have the meaning set forth in Section 2.6(h) of this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Shares.

“Launch Date” shall have the meaning set forth in Section 2.5(a) of this Agreement.

“Lockup Period” shall have the meaning set forth in Section 2.5(b) of this Agreement.

“Majority Requesting Holders” shall have the meaning set forth in Section 2.2.2(d) of this Agreement.

“Material Adverse Effect” shall have the meaning set forth in Section 2.2.2(d) of this Agreement.

“Members” shall have the meaning set forth in the Preamble of this Agreement.

“Non-Private Equity Holders” shall mean Holders that are not Private Equity Holders.

“Non-Private Equity Offering” shall have the meaning set forth in Section 2.3(a).

“Operating Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Other Requesting Persons” shall have the meaning set forth in Section 2.2.2(b) of this Agreement.

“Permitted Transferee” shall have the meaning set forth in Section 2.9(a) of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Notice” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Piggyback Registration” shall have the meaning set forth in Section 2.3(c) of this Agreement.

“Primary Shares” means shares of Class A Common Stock issued by the Company after the date hereof other than Synthetic Primary Shares.

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“Private Equity Holders” shall mean Holders that are Private Equity Investors or their Affiliates or Permitted Transferees.

“Private Equity Investors” means Stone Point Capital LLC and Kohlberg Kravis Roberts & Co. L.P.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means an underwritten Public Offering and sale of Class A Common Stock pursuant to a registration statement, including a “bought” deal or “overnight” Public Offering.

“Records” shall have the meaning set forth in Section 2.6(h) of this Agreement.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (i) shares of Class A Common Stock issued to the Holders in connection with the Initial Public Offering, (ii) shares of Class A Common Stock issuable upon exchange of the Units held by the Holders at the closing of the Initial Public Offering, and (iii) shares of Class A Common Stock issuable upon exchange of Units issued after the Initial Public Offering and designated as Registrable Shares by the Company in connection with the issuance of such Units (subject to such limitations or qualifications as may be established in connection with issuance); provided, however, that Registrable Shares shall not include any shares of Class A Common Stock (A) that have been sold pursuant to an effective registration statement under the Securities Act, (B) that have been sold pursuant to Rule 144 under the Securities Act, (C) that have been transferred to anyone other than a Permitted Transferee, or (D) that have ceased to be outstanding.

“Registration Expenses” shall have the meaning set forth in Section 2.7 of this Agreement.

“Registration Statement” means a Shelf Registration Statement or a registration statement filed in order to effect a Demand Offering, a Non-Private Equity Offering or a Company Primary Offering.

“Registration Suspension” shall have the meaning set forth in Section 2.4 of this Agreement.

“Required Filing Date” shall have the meaning set forth in Section 2.2.2(c) of this Agreement.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Eligibility Date” means the date following completion of twelve (12) calendar months after the Effective Date, whether or not on such date the Company becomes eligible to utilize Form S-3 to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act.

“Shelf Period” shall have the meaning set forth in Section 2.1(b) of this Agreement.

“Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“Shelf Resale” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Standing Instructions” shall have the meaning set forth in Section 2.1(d) of this Agreement.

“Standing Instructions Holders” means, at any time, the Non-Private Equity Holders who have given the Company Standing Instructions.

“Stockholders” shall have the meaning set forth in the Preamble of this Agreement.

“Synthetic Primary Shares” shall have the meaning set forth in Section 2.2.2(b) of this Agreement.

“Units” shall have the meaning set forth in the Recitals of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1          Shelf Registration Statement.

(a)           As promptly as practicable following the Shelf Eligibility Date, the Company shall file with the SEC a shelf registration statement on Form S-3 or Form S-1 or a successor form (a “Shelf Registration Statement”) relating to the offer and sale on a delayed or continuous basis in accordance with Rule 415 under the Securities Act of all Registrable Shares by the Holders from time to time and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable.

(b)           The Company shall use its reasonable best efforts to keep a Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the date as of which all Registrable Shares covered by such Shelf Registration Statement have been sold thereunder or otherwise cease to be Registrable Shares (such period of effectiveness, the “Shelf Period”). The Company shall not be deemed to have used its reasonable best efforts to

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keep a Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders covered by a Shelf Registration Statement not being able to offer and sell any Registrable Shares pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Registration Suspension (as defined below) or (y) required by applicable law.

(c)           Except as otherwise provided in this Agreement and subject to any applicable transfer restrictions in the Operating Agreement, the Blocker Merger Agreements and applicable law, each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell its Registrable Shares then registered pursuant to such Shelf Registration Statement (each, a “Shelf Resale”). Except as otherwise provided in Section 2.2 below, a Holder initiating a Shelf Resale shall not be required to permit the offer and sale of Registrable Shares by any other Holders in connection with any such Shelf Resale.

(d)           The Company shall from time to time solicit from each Non-Private Equity Holder written instructions to include in any Demand Offering or Non-Private Equity Offering after the Shelf Eligibility Date a specified number of Registrable Shares so long as the price to the public per share of Class A Common Stock in such Demand Offering or Non-Private Equity Offering equals or exceeds one or more minimum prices specified by the Company (the “Standing Instructions”).  Each Non-Private Equity Holder who provided Standing Instructions may revoke or modify them by further written notice to the Company, which revocation or modification shall become effective seven (7) days after receipt of such further notice.

2.2          Demand Registration Rights.

2.2.1       Demand Requests.

(a)           Except as otherwise provided in this Section 2.2, at any time on or after the 180th day following the Effective Date, any one or more of the Private Equity Holders may request the Company in writing (a “Demand Request”) to sell all or any portion of its or their Registrable Shares in a Public Offering (each, a “Demand Offering”); provided, however, that in no event shall the Company be obligated under this Section 2.2 to effect more than one (1) Demand Offering on Form S-1 or a successor form in any 90-day period or more than three (3) Demand Offerings in any 12-month period commencing on the Effective Date and any anniversary thereof. Notwithstanding the foregoing, no Demand Request will be effective hereunder unless the net proceeds (net of underwriting fees and commissions) to the Private Equity Holders from the sale of the Registrable Shares included in such request are reasonably expected to exceed $50,000,000 or such request includes all Registrable Shares owned by the requesting Private Equity Holders at such time.

(b)           Notwithstanding the foregoing, no Demand Offering shall be deemed to have occurred for purposes of this Section 2.2.1 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for 90 days

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(or such shorter period as shall terminate when all Registrable Shares covered by such Registration Statement have been sold) or (iii) the Demand Offering pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court. The Company shall bear and pay all Registration Expenses (as provided in Section 2.7); provided, however, that in the event the Private Equity Holders revoke a Demand Offering (which revocation may only be made prior to the Company requesting acceleration of effectiveness of the relevant Registration Statement or, in the case of a shelf takedown, prior to the signing of an underwriting agreement or similar agreement) and the Company has incurred Registration Expenses and not been reimbursed by such Private Equity Holders, then such Demand Offering shall count as having been effected for purposes of this Section 2.2.1.

(c)           Notwithstanding the foregoing, if 20% or more of the Registrable Shares included in a Demand Request are excluded from the Demand Offering pursuant to Section 2.2.2(d) below, then the Private Equity Holders shall have the right, with respect to such exclusion, to request one additional Demand Offering during the relevant 12-month period.

2.2.2       General Procedures.

(a)           Each Demand Request shall specify: (i) the number of Registrable Shares proposed to be sold and (ii) the intended method of disposition, to the extent then known.

(b)           Upon receipt of any Demand Request, the Company shall promptly (but in any event within the shorter of (i) five (5) days and (ii) the number of days from the Demand Request to the date of such Demand Offering) give written notice (the “Demand Notice”) of such proposed Demand Offering to the other Private Equity Holders and, subject to the proviso, all Informed Holders; provided, however, the Company shall not provide any Demand Notice to any Non-Private Equity Holder who is not an Informed Holder and shall not be obligated to, but may use its discretion after consultation with the Private Equity Holders requesting such Demand Offering, to provide a Demand Notice to Informed Holders in connection with a Demand Offering that is a “bought deal” or an “overnight” Public Offering pursuant to an effective Shelf Registration Statement; provided that the delivery of such Demand Notice will not delay the proposed Demand Offering. Each other Private Equity Holder and Informed Holder that receives a Demand Notice shall have the right, exercisable by written notice to the Company within such period of time specified by the Company in such Demand Notice (but not to exceed five (5) days), to irrevocably elect to include in such Demand Offering such portion of its Registrable Shares as it may request (each such electing Informed Holder, an “Other Requesting Persons”).  Each Other Requesting Person may condition the inclusion of any Registrable Shares or any specified number of Registrable Shares in such Demand Offering on the price to the public per share of Class A Common Stock in such Demand Offering being equal to or exceeding one or more minimum prices specified by the Company in such Demand Notice.

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Notwithstanding anything to the contrary in the immediately preceding paragraph, if Standing Instructions provide for Registrable Shares held by Standing Instructions Holders to be included in the Demand Offering, and the Demand Offering requested pursuant to this Section 2.2.2(b) is a “bought deal” or an “overnight” Public Offering pursuant to an effective Shelf Registration Statement after the Shelf Eligibility Date, the Company shall (absent other instructions by any Standing Instructions Holder) include in such Demand Offering shares of Class A Common Stock to be issued and sold by the Company for its own account (the “Synthetic Primary Shares”) and use the proceeds to the Company from such Demand Offering solely to purchase outstanding Units pursuant to such Standing Instructions and pay related fees and expenses. In such event, such Standing Instructions Holders shall not be included in a Demand Offering for a “bought deal” or an “overnight” Public Offering. In addition, no Non-Private Equity Holders shall be included in a Demand Offering for a ‘bought deal” or an “overnight” Public Offering unless the Company has delivered a Demand Notice to it and such Non-Private Equity Holder elects to be included in accordance with the terms of the immediately preceding paragraph.

(c)           Subject to Section 2.2.3, if a Shelf Registration Statement has not been declared effective by the SEC, upon receipt of any Demand Request, the Company shall (i) use its reasonable best efforts to file a Registration Statement as soon as reasonably practicable and in no event later than sixty (60) days in the case of a Registration Statement on Form S-1 and twenty (20) days in the case of a Registration Statement on Form S-3 (or, in each case, any successor form) after receiving such Demand Request (the “Required Filing Date”) and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as reasonably practicable.

(d)           The Holders of a majority of the Registrable Shares included in the Demand Request (the “Majority Requesting Holders”) shall have the right to select the investment banking firm or firms to manage the Demand Offering (which firms shall be represented by counsel designated by the Company), provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. If such firm or firms advise the Company and the Majority Requesting Holders that the inclusion of all Registrable Shares and Synthetic Primary Shares requested to be included in the Demand Offering would materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), the Company shall include in such Demand Offering the number of Registrable Shares and Synthetic Primary Shares which can be so sold without causing a Material Adverse Effect pro rata among the Holders who delivered the Demand Request, the Other Requesting Persons and the Company on the basis of the number of Registrable Shares owned by each such Holder as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter) and, in the case of the Synthetic Primary Shares, the number of Registrable Shares owned by the Standing Instructions Holders as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter).

2.2.3       Deferral of Filing. If a Demand Request is received and there is not an effective Shelf Registration Statement on file with the SEC, the Company may, upon prior written notice to the Holders, defer (but not more than once in any 12-month period) the filing (but not the preparation) of the Registration Statement for the Demand Offering for a reasonable period of time

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not to exceed 60 days after the Required Filing Date (or, if longer, 60 days after the filing date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in connection with such Registration Statement (but would not be required if such Registration Statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders (an “Adverse Disclosure”), or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a Company Primary Offering pursuant to Section 2.3, and the Company had taken substantial steps (including, without limitation, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a Registration Statement pursuant to this Section 2.2.3 shall be lifted, and the Registration Statement shall be filed promptly, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed Company Primary Offering is completed or abandoned. In order to defer the filing of a Registration Statement pursuant to this Section 2.2.3, the Company shall promptly (but in any event within five (5) days), upon determining to seek such deferral, deliver to each Holder requesting inclusion of Registrable Shares in the Demand Offering a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.2.3 and an approximation of the anticipated delay. On the 20th day after the Private Equity Holders have received such certificate, the Demand Request shall be deemed withdrawn automatically unless, prior to such 20th day, the Private Equity Holders deliver to the Company a written notice to the effect that they do not want the Demand Request to be withdrawn.

2.3          Non-Private Equity Offerings and Company Primary Offerings.

(a)           Once per twelve-month period commencing on the Effective Date and any anniversary thereof, the Company may initiate a Public Offering for the benefit of the Non-Private Equity Holders (a “Non-Private Equity Offering”).  The Company may include in such Non-Private Equity Offering Synthetic Primary Shares and shall use the proceeds from the sale of such Synthetic Primary Shares to purchase outstanding Units from Standing Instructions Holders.  In addition, the Company may give written notice (the “Company Notice”) of such proposed Non-Private Equity Offering to all or some Informed Holders (whether or not they have provided Standing Instructions), who shall have the right, exercisable by written notice to the Company within five (5) days of such notice (or a shorter period specified by the Company in any Company Notice delivered in connection with a “bought deal” or an “overnight” Public Offering), to elect to include in such Non-Private Equity Offering such portion of their Registrable Shares as they may request (which such request shall supersede any outstanding Standing Instructions). The Company shall not provide any Company Notice to any Holder who is not an Informed Holder. The Company shall also deliver a Company Notice of such proposed Non-Private Equity Offering to all Private Equity Holders, who shall have the right, exercisable by written notice to the Company within five (5) days of such notice (or a shorter period specified by the Company in any Company Notice delivered in connection with a “bought deal” or an “overnight” Public Offering), to elect to include in such Non-Private Equity Offering such portion of their Registrable Shares as they may request.  Each Non-Private Equity Holder

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and each Private Equity Holder may condition the inclusion of any Registrable Shares or any specified number of Registrable Shares in such Non-Private Equity Offering on the price to the public per share of Class A Common Stock in such Non-Private Equity Offering being equal to or exceeding one or more minimum prices specified by the Company in such Company Notice. Subject to Section 2.3(b) below, the Company shall include in such Non-Private Equity Offering all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time, in its sole discretion, withdraw or cease proceeding with any such Non-Private Equity Offering.

(b)           If, in connection with a Non-Private Equity Offering, the managing underwriter advises the Company that the inclusion of all Synthetic Primary Shares and Registrable Shares requested to be included would cause a Material Adverse Effect, the Company shall include in such Non-Private Equity Offering the number of Synthetic Primary Shares and Registrable Shares which can be so sold without causing a Material Adverse Effect pro rata among the Holders who requested to be included in such Non-Private Equity Offering and the Company on the basis of the number of Registrable Shares owned by such Holders as of the date of this Agreement or joinder, as applicable, (plus any additional Registrable Shares acquired thereafter) and, in the case of the Synthetic Primary Shares, the number of Registrable Shares owned by the Standing Instructions Holders as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter).

(c)           Except with respect to a Demand Offering, the procedures for which are addressed in Section 2.2, or a Non-Private Equity Offering, the procedures for which are addressed in Section 2.3(a), if the Company proposes to do a Public Offering of Primary Shares (other than (i) the Initial Public Offering or (ii) an Excluded Registration) (a “Company Primary Offering”) and to include in such Company Primary Offering Registrable Shares of any Holder or any Synthetic Primary Shares, then, each such time after the Initial Public Offering, the Company shall give prompt written notice of such Company Public Offering (no later than ten (10) days prior to the filing of the Registration Statement for such Company Primary Offering or, if such Company Primary Offering is pursuant to an effective Shelf Registration Statement, no later than two (2) Business Days prior to the launch of such Company Primary Offering (in each case, a “Piggyback Notice”)) to all of the Holders of Registrable Shares; provided, however, that the Company is permitted to withhold such Piggyback Notice solely in connection with one Company Primary Offering per twelve-month period. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such Company Primary Offering the number of Registrable Shares as each such Holder may request (a “Piggyback Registration”).  Subject to Section 2.3(d) hereof, the Company shall include in each such Company Primary Offering all Registrable Shares with respect to which the Company has received written requests for inclusion therein within five (5) days of such Piggyback Notice (or shorter as specified by the Company in the Piggyback Notice).  The Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date or launch date, as applicable, of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred an eighty (180) days after the

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effective date thereof and (ii) consummation of the distribution by the holders of the applicable Registrable Shares included in such Registration Statement.

If any time after giving such Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, or the launch date of the Company Primary Offering if pursuant to an effective Shelf Registration Statement, the Company shall determine for any reason not to register and sell the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register and sell such Registrable Shares in connection with the registration and sale of securities originally intended to be included in such registration.

(d)           If, in connection with a Company Primary Offering, the managing underwriter advises the Company that the inclusion of all Primary Shares, Synthetic Primary Shares and Registrable Shares requested to be included would cause a Material Adverse Effect, the Company shall include in such Company Primary Offering the number of Primary Shares, Synthetic Primary Shares and other Registrable Shares which can be so sold without causing a Material Adverse Effect in the following order of priority: first, the Primary Shares, and second, Registrable Shares and Synthetic Primary Shares proposed to be included in the Company Primary Offering pro rata on the basis of the number of Registrable Shares owned by Holders who requested to be included in such Company Primary Offering as of the date of this Agreement or joinder, as applicable, (plus any additional Registrable Shares acquired thereafter) and in the case of Synthetic Primary Shares, the number of Registrable Shares owned by the Standing Instructions Holders as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter).

2.4          Registration Suspension. If the continued use of any Registration Statement filed and declared effective pursuant to this Agreement and which registers Registrable Shares at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving written notice of such action to the Holders of Registrable Shares covered by such Registration Statement, suspend all such Holders’ ability to use such Registration Statement or otherwise make purchases of the Company’s securities for a reasonable period of time not in excess of forty-five (45) days and not more than twice in any twelve (12) month period (a “Registration Suspension”). Each such Holder shall keep confidential the fact that a Registration Suspension is in effect, the notice referred to above and its contents and the reason therefor unless and until otherwise notified by the Company, except (i) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company and agree to keep it confidential, (ii) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (iii) if and to the extent such matters are publicly disclosed and (iv) as required by law, rule or regulation or legal process.  In the case of a Registration Suspension, upon receipt of such written notice, the Holders of Registrable Shares covered by the applicable Registration Statement agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Shares, upon delivery of the notice referred to above. The Company shall immediately notify the Holders of Registrable Shares

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covered by the applicable Registration Statement upon the termination of any Registration Suspension, otherwise amend or supplement the applicable Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders of Registrable Shares covered by the applicable Registration Statement such numbers of copies of the applicable Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request.  The Company shall, if necessary, supplement or make amendments to the applicable Registration Statements as may reasonably be requested by a Holder of Registrable Shares covered by such Registration Statement.

2.5          Holdback Agreement.

(a)           In connection with any Demand Offering, the Company shall not effect any public sale of any shares of Class A Common Stock or Class A Common Stock Equivalents during the ten (10) Business Days, or such shorter period beginning with delivery of a Demand Notice or Company Notice, as applicable, prior to the anticipated date such Public Offering is expected to be launched (the “Launch Date”) and during such time period after the pricing of such Demand Offering (not to exceed 90 days or sixty (60) days after the first Demand Offering) as the Company and the managing underwriter may agree, in each case except as part of such Demand Offering, pursuant to an Excluded Registration or as otherwise agreed between the Company and the managing underwriter for such Demand Offering.

(b)           In connection with any Demand Offering, Non-Private Equity Offering or any Company Primary Offering, each Holder that participates in such Public Offering (including pursuant to Standing Instructions), shall not effect (subject to any exceptions the managing underwriter may agree) any public sale or private offer or distribution of any shares of Class A Common Stock or Class A Common Stock Equivalents during the ten (10) Business Days, or such shorter period beginning with delivery of a Demand Notice, Company Notice or Piggyback Notice, as applicable, or a notice by the Company to the Informed Holders or Standing Instructions Holders informing them of such Public Offering, prior to the anticipated Launch Date for any Public Offering and during such time period after the pricing of such Public Offering (not to exceed ninety (90) days (or sixty (60) days after the first Demand Offering)) (except as part of such Public Offering) as the managing underwriter may agree (the “Lockup Period”). Each Holder shall receive the benefit of any shorter Lockup Period or permitted exceptions (on a pro rata basis) agreed to by the managing underwriter for any Public Offering pursuant to this Agreement; provided, that nothing herein will prevent any Holder that is a limited liability company, partnership or corporation from making a distribution of shares of Class A Common Stock or Class A Common Stock Equivalents to the members, partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2.5 (subject to any exceptions the managing underwriter may agree). Each such Holder agrees to execute a lock-up agreement in favor of the underwriters to such effect and, in any event, that the underwriters in any relevant Public Offering shall be third-party beneficiaries of this Section 2.5.

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(c)           Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each Holder on a pro rata basis in accordance with the number of Registrable Shares owned by each such Holder.

(d)           The obligations of any person under this Section 2.5 are not in limitation of holdback or transfer restrictions that may otherwise apply by virtue of any other agreement or undertaking.

2.6          Registration Procedures. In connection with the Company’s obligations hereunder and subject to the applicable terms and conditions set forth herein, the Company shall as promptly as reasonably practicable:

(a)           prepare and file with the SEC a Registration Statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective by the SEC as promptly as reasonably practicable; and to remain continuously effective; provided, however, that before filing a Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Private Equity Holders of the Registrable Shares covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  The Company shall not file any such Registration Statement (including a Shelf Registration Statement), Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto (including such document that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Offering to which a Private Equity Holder covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law.

(b)           prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to such Registration Statement and the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be necessary to comply with the Securities Act or as necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Holders thereof set forth in such Registration Statement;

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(c)           furnish to each Holder of Registrable Shares covered by a Registration Statement and, in the event of a Public Offering, the underwriters of the securities being offered such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to Section 2.4 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Registration Statement of which such Prospectus, amendment or supplement is a part); provided, however, that any such document available on the SEC’s EDGAR database shall satisfy any such obligation;

(d)           if applicable, use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as each Holder or, in the case of a Public Offering, the managing underwriter reasonably requests; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such Registration Statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it or its subsidiaries would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

(e)           promptly notify each Holder of Registrable Shares covered by a Registration Statement and, in the case of a Public Offering, each underwriter (i) when a Prospectus or any prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(o) below cease to be true and correct, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Prospectus will not contain

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any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            make generally available to the Company’s stockholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(g)           in the case of a Public Offering, if requested by the managing underwriter or any Holder participating in such Public Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(h)           promptly make available for inspection by any Holder disposing of Registrable Shares pursuant to any Registration Statement, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (h) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company is in the process of requesting or has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Inspectors requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Inspector agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(i)            in the case of a Public Offering, furnish to each Holder and underwriter participating in such Public Offering a signed counterpart of (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the

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Company’s independent public accountants and the independent public accountants who have audited any other financial statements (including with respect acquired businesses) included or incorporated by reference into the Prospectus, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders or managing underwriter reasonably requests;

(j)            cause the Registrable Shares included in any Registration Statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed prior to the effectiveness of such Registration Statement or (B) authorized to be quoted and/or listed (to the extent applicable) on an automated quotation system if the Registrable Shares so qualify;

(k)           provide a transfer agent and registrar for all Registrable Shares registered hereunder and provide a CUSIP number for the Registrable Shares included in any Registration Statement not later than the effective date of such Registration Statement;

(l)            cause its officers to use their reasonable best efforts to support the marketing of the Registrable Shares covered by the Registration Statement (including participation in “road shows”) taking into account the Company’s business needs;

(m)          cooperate with counsel to the Holders and, in the case of a Public Offering, each underwriter participating in the disposition of such Registrable Shares in connection with any filings required to be made with FINRA;

(n)           during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(o)           in the case of a Public Offering, enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with a Public Offering; and take all such other actions reasonably requested by the Holders of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Shares, and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested and (ii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(p)           advise each Holder of Registrable Shares covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof of the issuance

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of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.7          Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article II including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Rule 5121 of FINRA regulations, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing Prospectuses if the printing of Prospectuses is requested by a Holder), “road show” expenses, messenger and delivery expenses, the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), fees and expenses of independent public accountants who have audited any other financial statements (including with respect acquired businesses) included or incorporated by reference into the Prospectus (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of other persons retained by the Company and the reasonable and documented fees and expenses of one counsel for all Holders participating in a registration pursuant to this Agreement (the “Registration Expenses”) shall be borne by the Company whether or not any Registration Statement becomes effective or any sale is made in a Public Offering; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Shares or any accountants or other persons (except as set forth above) retained or employed by the Holders, which expenses shall be borne by the relevant Holders who retained or employed such Persons.

2.8          Indemnification. In the event any Registrable Shares are included in a Registration Statement under this Agreement:

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, and each of its employees, advisors, agents, representatives, members, partners, officers and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, and each of such controlling person’s employees, advisors, agents, representatives, members, partners, officers and directors (collectively, the “Holder Affiliates”) against any and all losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.8(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof

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or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, any filing made in connection with the qualification of the offering under the securities or other “blue sky” law of any jurisdiction in which Registrable Shares are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or of the Exchange Act, or any violation by the Company of this Agreement and will reimburse each such Holder and Holder Affiliate for any legal or other expenses reasonably incurred in connection with investigating, defending or settling any such loss, claim, damage, liability, costs, judgment, fine, penalty, charge or actions or proceedings; except insofar as any such statements or omissions are made in reliance upon and in strict conformity with information or affidavits furnished in writing to the Company by such Holder or any Holder Affiliate for use in such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto. The reimbursements required by this Section 2.8(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)           Each participating Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto and, to the fullest extent permitted by law, each such Holder will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such Holder or any of its Holder Affiliates specifically for inclusion in the Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto; provided that the obligation to indemnify will be several, not joint and several, among such Holders, and the liability of each such Holder will be in proportion thereto and, provided, further, that such liability will be limited to the net proceeds received by such Holder from the sale of Registrable Shares (net of any underwriting discounts and commissions) pursuant to such Registration shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company

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information expressly for use in such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions of this Agreement, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.  Notwithstanding the foregoing, an indemnified party shall have the right to employ separate counsel at the indemnifying party’s expense to participate in the defense of a claim if the named parties to any such claim (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by outside counsel that there is an actual conflict of interest between the indemnifying party and indemnified party that would make it inappropriate in the reasonable judgment of such outside counsel for the same counsel to represent both the indemnified party and indemnifying party.

(d)           Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or 2.8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, costs,

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judgments, fines, penalties, charges, amounts paid in settlement or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, costs, judgment, fines, penalties, charges, amounts paid in settlement or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) defending any such action or claim. Notwithstanding the provisions of this Section 2.8(d), no Holder shall be required to contribute an amount greater than the  proceeds (net of any underwriting discounts and commissions) received by such Holder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8(d) to contribute shall be several and not joint in proportion to the amount of Registrable Shares registered by them.

(e)                                  If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8(a) and 2.8(b) of this Agreement without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(d).

(f)                                   The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

(g)                                  Any indemnified parties pursuant to this Agreement shall be third-party beneficiaries of this Section 8.

(h)                                 The indemnity and contribution agreements contained in this Section 2.8 are in addition to any other liability that the indemnifying parties may otherwise have to the indemnified parties; provided that in no event shall any Holder of Registrable Shares be liable to any indemnified parties with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, Prospectus

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or any preliminary Prospectus or any amendment thereof or supplement thereto for any amount in excess of the amount by which the net proceeds to the indemnifying party from the sale of the Registrable Shares sold in the transaction that resulted in any liability, exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification or contribution obligation hereunder).  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provision in the underwriting agreement shall control.

2.9                               Transfer of Registration Rights.

(a)                                 The rights of each Holder under this Agreement may be assigned to (i) a transferee of Registrable Shares that constitute at least 1% of the Company’s or Focus LLC’s outstanding Class A Common Stock or Units, as the case may be; provided, however, (i) that any such transfer is permitted in accordance with the Operating Agreement and any other applicable documents, (ii) that any such transfer is not pursuant to Rule 144 under the Securities Act or a registration statement filed pursuant to this Agreement, and (iii) that the Company is given written notice by such Holder at or within a reasonable time after said transfer, stating the name and address of such transferee and identifying the Registrable Shares with respect to which such registration rights are being transferred. Notwithstanding the foregoing, any Holder may: (A) transfer rights to a transferee of Registrable Shares if such transferee is (i) an Affiliate or Affiliated Investor of any Holder or (ii) any family member or trust for the benefit of any individual Holder; and (B) transfer rights in connection with effecting in-kind or similar distributions of all or part of its Registrable Shares to its direct or indirect equityholders, managers, employees, agents or representatives. Any such transferee permitted by this Section 2.9(a) (a “Permitted Transferee”) shall be required to execute the joinder agreement set forth in Exhibit A.

(b)                                 If the Company may at any time hereafter provide to any Person who is a holder of any securities of the Company or Focus LLC rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the Holders in, or conflict (in a manner that adversely affects the Holders) with any other provisions included in, this Agreement; provided, however, that any rights which are the same as or equal to the rights provided in this Agreement will not be considered in conflict with or to adversely affect the rights of the Holders provided in this Agreement. To the extent the Company provides any right to others that are more favorable than those provided for herein, this Agreement shall be deemed to be automatically modified to ensure that such Holders will have the benefit of terms that are at least as favorable as those provided to such other Persons. The Company shall provide prompt notice to the Holders of any such modifications.

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(c)                                  For the purposes of calculating any percentage of Class A Common Stock or Units, as the case may be, as contemplated by this Section 2.9, the term “Holder” shall include all Affiliates thereof owning any Registrable Shares.

2.10                        Current Public Information.

(a)                                 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)                                     make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times from and after 90 days following the Effective Date;

(ii)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time during which it is subject to such reporting requirements); and

(iii)                               furnish to any Holder, so long as such Holder owns any Registrable Shares, upon the reasonable request by such Holder, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the Effective Date), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and (c) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration, provided, however, that any such document requested pursuant to clauses (b) or (c) above and available on the SEC’s EDGAR database shall satisfy any such obligation under clause (b) or (c) above.

(b)                                 Notwithstanding anything in this Section 2.10, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

2.11                        General Rules Applicable to Registration Statements.  No Holder may participate in any Demand Offering, Non-Private Equity Offering or Company Primary Offering unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.12                        In-Kind Distributions.  If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Shares to its direct or indirect equityholders pursuant to Section 2.9(a), the Company will, subject to applicable lockups, work with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder.

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ARTICLE III

MISCELLANEOUS

3.1                               Notices.  All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) expedited overnight delivery service with proof of delivery, (c) via facsimile with confirmation of delivery or (d) electronic mail, addressed to the respective addressee(s). All notices hereunder to the Company or Focus LLC shall be mailed to it at the respective address of its principal place of business and all notices to the Holders shall be mailed to them at their last known addresses as shown on the books and records of the Company. Any Holder may change its address by giving notice in writing to the other Holders of its new address.

3.2                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

3.3                               Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, subject to Section 2.9 their respective successors and assigns.

3.4                               Termination.  This Agreement shall terminate when no Registrable Shares remain outstanding; provided that Section 2.8 and Article III shall survive any termination hereof.

3.5                               Descriptive Headings.  The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof. References herein to Sections are references to Sections of this Agreement, except as otherwise indicated.

3.6                               Specific Performance.  The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach, without posting a bond or other undertaking, and this being in addition to any other remedy to which such party is entitled at law or in equity.

3.7                               Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO RULES OR PRINCIPLES OF CONFLICTS OF LAW REQUIRING THE APPLICATION OF THE LAW OF ANOTHER STATE.

3.8                               Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal

23

or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

3.9                               Waiver of Jury Trial; Consent to Jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s address as provided pursuant to Section 3.1 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 3.9.

3.10                        Amendments; Entire Agreement.  Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing by the Company and each Private Equity Investor holding Registrable Shares; provided, that no amendment to this Agreement shall be effected if such amendment materially adversely affects a Holder or group of Holders in a manner that is disproportionate relative to the effect on any other Holder, unless such Holder or Holders holding a majority of the Registrable Shares of such group of Holders at the relevant time of determination consents thereto. Any waiver of any provision of this Agreement shall be subject to the same approval requirements as an amendment in the event that such amendment would have the same effect as such waiver. This Agreement supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

3.11                        Merger or Consolidation.  In the event the Company engages in a merger or consolidation in which the Registrable Shares are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Holders then holding at least a majority of the Registrable Shares otherwise agree, use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Holder hereunder, such modification shall not be effective as to such Holder without the consent of such Holder.

24

3.12                        No Recourse.  This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

3.13                        Acknowledgment.  Each of the Private Equity Holders acknowledges and agrees to comply with the liquidity limitations and restrictions on transfer set forth in Section 3.11 of the Operating Agreement.

25

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

FOCUS FINANCIAL PARTNERS INC.

By
	Name:	Ruediger Adolf
	Title:	Chief Executive Officer

FOCUS FINANCIAL PARTNERS, LLC

By:	Focus Financial Partners Inc.,
its managing member

By:
	Name:	Ruediger Adolf
	Title:	Chief Executive Officer

SIGNATURE PAGES
REGISTRATION RIGHTS AGREEMENT
IN CONNECTION WITH FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
FOCUS FINANCIAL PARTNERS, LLC

Stockholders

TRIDENT FFP LP

By:	Trident FFP GP LLC, its general partner

By:
		Name:	Peter M. Mundheim
		Title:	Vice President & Assistant
Secretary

TRIDENT VI, L.P.

By:	Stone Point Capital LLC, its manager

By:
		Name:	Peter M. Mundheim
		Title:	Principal

TRIDENT VI PARALLEL FUND, L.P.

By:	Stone Point Capital LLC, its manager

By:
		Name:	Peter M. Mundheim
		Title:	Principal

TRIDENT VI DE PARALLEL FUND, L.P.

By:	Stone Point Capital LLC, its manager

By:
		Name:	Peter M. Mundheim
		Title:	Principal

SIGNATURE PAGES
REGISTRATION RIGHTS AGREEMENT
IN CONNECTION WITH FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
FOCUS FINANCIAL PARTNERS, LLC

KKR FREYA AGGREGATOR L.P.

By:	KKR Freya Aggregator GP LLC, its general
partner

By:
		Name:	William J. Janetschek
		Title:	Chief Financial Officer

KKR AMERICAS XII (FREYA) BLOCKER PARENT L.P.

By:	KKR Associates Americas XII L.P., its general
partner

By:	KKR Americas XII Limited, its general partner

By:
		Name:	William J. Janetschek
		Title:	Director

KKR AMERICAS XII EEA (FREYA) BLOCKER PARENT L.P.

By:	KKR Associates Americas XII L.P., its general
partner

By:	KKR Americas XII Limited, its general partner

By:
		Name:	William J. Janetschek
		Title:	Director

SIGNATURE PAGES
REGISTRATION RIGHTS AGREEMENT
IN CONNECTION WITH FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
FOCUS FINANCIAL PARTNERS, LLC

EXHIBIT A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) is made and entered into as of [•] by the undersigned (the “New Holder”) in accordance with the terms and conditions set forth in that certain Registration Rights Agreement by and among Focus Financial Partners Inc., a Delaware corporation (the “Company”), Focus Financial Partners, LLC, a Delaware limited liability company (“Focus LLC”) and the Holders party thereto, dated as of [•] 2018 (as the same may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”), for the benefit of, and for reliance upon by, the Company, Focus LLC and the Holders.

WHEREAS, New Holder has acquired certain Registrable Shares from [•].

WHEREAS, the New Holder desires to exercise certain rights granted to it under the Registration Rights Agreement; and

WHEREAS, the execution and delivery to the Company of this Joinder by the New Holder is a condition precedent to the New Holder’s exercise of any of its rights under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Joinder hereby agree as follows:

(a)                                 Agreement to be Bound. The New Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

(b)                                 Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns.

(c)                                  Notices. For purposes of notices pursuant to the Registration Rights Agreement, all notices, requests and demands to the New Holder shall be directed to:

[Name]
[Address]

(d)                                 Further Assurances. The New Holder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Company to carry out the provisions of this Joinder or the Registration Rights Agreement.

(e)                                  Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

FOCUS FINANCIAL PARTNERS INC.

By
Name:
Title:

FOCUS FINANCIAL PARTNERS, LLC

By:	Focus Financial Partners Inc.
Its Managing Member

By:
Name:
Title:

[NEW HOLDER]

By:
Name:
Title:

A-2